UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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NEW YORK REIT, INC.

(Name of Registrant as Specified in Its Charter)

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405 Park Avenue, 14th Floor
New York, New York 10022

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on Monday, June 22, 2015

April 30, 2015

To the Stockholders of New York REIT, Inc.:

I am pleased to invite our stockholders to the 2015 Annual Meeting of Stockholders (“Annual Meeting”) of New York REIT, Inc., a Maryland corporation (the “Company”). The Annual Meeting will be held on Monday, June 22, 2015 at The Core Club, located at 66 E. 55th Street, New York, NY 10022, commencing at 8:30 a.m. (local time). At the Annual Meeting, you will be asked to consider and vote upon (i) the election of four members to the Board of Directors, (ii) the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2015, and (iii) consider and act on such other matters as may properly come before the Annual Meeting and any postponement or adjournment thereof.

Our Board of Directors has fixed the close of business on Monday, April 27, 2015 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any postponement or adjournment thereof. Record holders of shares of our common stock, par value $0.01 per share, at the close of business on the record date are entitled to notice of and to vote at the Annual Meeting.

For further information regarding the matters to be acted upon at the Annual Meeting, I urge you to carefully read the accompanying proxy statement. If you have questions about the proposals or would like additional copies of the proxy statement, please contact Broadridge Financial Solutions, Inc. at 1-800-690-6903.

Regardless of whether you own a few or many shares and whether you plan to attend the Annual Meeting in person or not, it is important that your shares be voted on matters that come before the Annual Meeting. You may authorize a proxy to vote your shares by using a toll-free telephone number or via the Internet. Instructions for using these convenient services are provided on the enclosed proxy card and in the attached proxy statement. If you prefer, you may vote your shares by marking your votes on the proxy card, signing and dating it and mailing it in the postage paid return envelope provided. If you sign and return your proxy card without specifying your choices, it will be understood that you wish to have your shares voted in accordance with the directors’ recommendations. If we do not hear from you after a reasonable amount of time, you may receive a telephone call from Broadridge reminding you to vote your shares.

You are cordially invited to attend the Annual Meeting. Your vote is important.

By Order of the Board of Directors,

/s/ Gregory W. Sullivan

Gregory W. Sullivan
Chief Financial Officer, Chief Operating Officer,
Treasurer and Secretary

NEW YORK REIT, INC.

i

NEW YORK REIT, INC.
405 Park Avenue, 14th Floor
New York, New York 10022

PROXY STATEMENT

The accompanying proxy card, mailed together with this proxy statement (this “Proxy Statement”) and our Annual Report on Form 10-K for the year ended December 31, 2014 (the “2014 Annual Report”), is solicited by and on behalf of the board of directors (the “Board of Directors” or the “Board”) of New York REIT, Inc., a Maryland corporation (which we refer to in this Proxy Statement as the “Company”), for use at the 2015 Annual Meeting of Stockholders (the “Annual Meeting”) and at any postponement or adjournment thereof. References in this Proxy Statement to “we,” “us,” “our” or like terms also refer to the Company, and references in this Proxy Statement to “you” refer to the stockholders of the Company. The mailing address of our principal executive offices is 405 Park Avenue, 14th Floor, New York, New York 10022. This Proxy Statement, the accompanying proxy card, Notice of Annual Meeting and our 2014 Annual Report were first mailed to our stockholders on or about April 30, 2015.

Important Notice Regarding the Availability of Proxy Materials
for the Annual Stockholders Meeting To Be Held on Monday, June 22, 2015

This Proxy Statement, the Notice of Annual Meeting and our 2014 Annual Report are available at: www.proxyvote.com.

INFORMATION ABOUT THE MEETING AND VOTING

What is the date of the Annual Meeting and where will it be held?

The Annual Meeting will be held on Monday, June 22, 2015, commencing at 8:30 a.m. (local time) at The Core Club, located at 66 E. 55th Street, New York, NY 10022.

What will I be voting on at the Annual Meeting?

At the Annual Meeting, you will be asked to:

1.	elect four directors for one-year terms expiring in 2016 and until their successors are duly elected and qualified;
2.	ratify the appointment of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for 2015; and
3.	consider and act on such matters as may properly come before the Annual Meeting and any postponement or adjournment thereof.

The Board of Directors does not know of any matters that may be considered at the Annual Meeting other than the matters set forth above.

Who can vote at the Annual Meeting?

The record date for the determination of holders of shares of our common stock, par value $0.01 per share (“Common Stock”), entitled to notice of and to vote at the Annual Meeting, or any postponement or adjournment of the Annual Meeting, is the close of business on April 27, 2015. As of the record date, 162,463,437 shares of Common Stock were issued and outstanding and entitled to vote at the Annual Meeting.

How many votes do I have?

Each share of Common Stock has one vote on each matter considered at the Annual Meeting or any postponement or adjournment thereof. The enclosed proxy card shows the number of shares of Common Stock you are entitled to vote.

How may I vote?

You may vote in person at the Annual Meeting or by proxy. Instructions for in person voting, including directions to our Annual Meeting, can be obtained by calling Broadridge Financial Solutions, Inc. (“Broadridge”) at 1-800-690-6903. Stockholders may submit their votes by proxy by mail by completing, signing, dating and returning their proxy card in the enclosed envelope. Stockholders also have the following two options for authorizing a proxy to vote their shares:

•	via the Internet at www.proxyvote.com at any time prior to 11:59 p.m. Eastern Time on June 21, 2015, and follow the instructions provided on the proxy card; or
•	by telephone, by calling 1-800-690-6903 at any time prior to 11:59 p.m. Eastern Time on June 21, 2015, and follow the instructions provided on the proxy card.

For those stockholders with Internet access, we encourage you to authorize a proxy to vote your shares via the Internet, a convenient means of authorizing a proxy that also provides cost savings to us. In addition, when you authorize a proxy to vote your shares via the Internet or by telephone prior to the Annual Meeting date, your proxy authorization is recorded immediately and there is no risk that postal delays will cause your vote by proxy to arrive late and, therefore, not be counted. For further instructions on authorizing a proxy to vote your shares, see your proxy card enclosed with this Proxy Statement. You may also vote your shares at the Annual Meeting. If you attend the Annual Meeting, you may vote in person, and any proxies that you authorized by mail or by Internet or telephone will be superseded by the vote that you cast at the Annual Meeting.

How will proxies be voted?

Shares represented by valid proxies will be voted at the Annual Meeting in accordance with the directions given. If the enclosed proxy card is signed and returned without any directions given, the shares will be voted “FOR” (i) the election of the four nominees for director named in this proxy statement for one-year terms expiring in 2016, each to serve until his or her successor is duly elected and qualified, and (ii) the ratification of the appointment of KPMG as the Company’s independent registered public accounting firm for 2015.

The Board of Directors does not intend to present, and has no information indicating that others will present, any business at the Annual Meeting other than as set forth in the attached Notice of Annual Meeting of Stockholders. However, if other matters requiring the vote of our stockholders come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote the proxies held by them in their discretion.

How can I change my vote or revoke a proxy?

You have the unconditional right to revoke your proxy at any time prior to the voting thereof by (i) submitting a later-dated proxy either by telephone, via the Internet or in the mail to our proxy solicitor at the following address: Broadridge Financial Solutions, Inc., 51 Mercedes Way, Englewood, NY 11717; or (ii) by attending the Annual Meeting and voting in person. No written revocation of your proxy shall be effective, however, unless and until it is received at or prior to the Annual Meeting.

What if I return my proxy but do not mark it to show how I am voting?

If your proxy card is signed and returned without specifying your choices, your shares will be voted as recommended by the Board of Directors.

What vote is required to approve each item?

There is no cumulative voting in the election of directors. Each director is elected by a plurality of all the votes cast at the Annual Meeting. Each share may be voted for as many individuals as there are directors to be elected and for whose election the holder is entitled to vote. This means that the four individuals nominated for election to the board of directors who receive the most “FOR” votes (among votes properly cast in person, electronically or by proxy) will be elected. Abstentions are not considered votes cast for or against the nominee under a plurality voting standard.

A majority of votes cast at the Annual Meeting is required to ratify the appointment of KPMG as the Company’s independent public registered public accounting firm for 2015. Any shares not voted (whether by abstention, broker non-vote, or otherwise) have no impact on the vote. A “broker non-vote” occurs when a broker who holds shares for the beneficial owner does not vote on a proposal because the broker does not have discretionary voting authority for that proposal and has not received instructions from the beneficial owner of the shares.

None of the proposals, if approved, entitle stockholders to appraisal rights under Maryland law or the Charter.

What constitutes a “quorum”?

The presence at the Annual Meeting, in person or represented by proxy, of stockholders entitled to cast at least 50% of all the votes entitled to be cast at the Annual Meeting constitutes a quorum. Abstentions and broker non-votes will be counted as present for the purpose of establishing a quorum.

Will you incur expenses in soliciting proxies?

We are soliciting the proxy on behalf of the Board of Directors, and we will pay all costs of preparing, assembling and mailing the proxy materials. We have retained Broadridge, Realty Capital Securities, LLC (the “Dealer Manager”) and American National Stock Transfer, LLC (“ANST”) to aid in the solicitation of proxies. Broadridge will receive a fee of approximately $95,000 and we expect to pay the Dealer Manager and ANST nominal fees for proxy solicitation services provided for us, which includes the reimbursement for certain costs and out of pocket expenses incurred in connection with their services, all of which will be paid by us. In addition, our directors and executive officers may solicit proxies by telephone or fax, without receiving any additional compensation for their services. We will request banks, brokers, custodians, nominees, fiduciaries and other record holders to forward copies of this Proxy Statement to people on whose behalf they hold shares of Common Stock and to request authority for the exercise of proxies by the record holders on behalf of those people. In compliance with the regulations of the U.S. Securities and Exchange Commission (the “SEC”), we will reimburse such persons for reasonable expenses incurred by them in forwarding proxy materials to the beneficial owners of shares of our Common Stock.

As the date of the Annual Meeting approaches, certain stockholders whose votes have not yet been received may receive a telephone call from a representative of Broadridge. Proxies that are obtained telephonically will be recorded in accordance with the procedures described below. The Board of Directors believes that these procedures are reasonably designed to ensure that both the identity of the stockholder casting the vote and the voting instructions of the stockholder are accurately determined.

In all cases where a telephonic proxy is solicited, the Broadridge representative is required to ask for each stockholder’s full name and address, or the zip code or control number, and to confirm that the stockholder has received the proxy materials in the mail. If the stockholder is a corporation or other entity, the Broadridge representative is required to ask for the person’s title and confirmation that the person is authorized to direct the voting of the shares. If the information solicited agrees with the information provided to Broadridge, then the Broadridge representative has the responsibility to explain the process, read the proposal listed on the proxy card and ask for the stockholder’s instructions on the proposal. Although the Broadridge representative is permitted to answer questions about the process, he or she is not permitted to recommend to the stockholder how to vote, other than to read any recommendation set forth in this Proxy Statement. Broadridge will record the stockholder’s instructions on the card. Within 72 hours, the stockholder will be sent a letter to confirm his or her vote and asking the stockholder to call Broadridge immediately if his or her instructions are not correctly reflected in the confirmation.

What does it mean if I receive more than one proxy card?

Some of your shares may be registered differently or held in a different account. You should authorize a proxy to vote the shares in each of your accounts by mail, by telephone or via the Internet. If you mail proxy cards, please sign, date and return each proxy card to guarantee that all of your shares are voted. If you hold your shares in registered form and wish to combine your stockholder accounts in the future, you should call us at (212) 415-6500. Combining accounts reduces excess printing and mailing costs, resulting in cost savings to us that benefit you as a stockholder.

What if I receive only one set of proxy materials although there are multiple stockholders at my address?

The SEC has adopted a rule concerning the delivery of documents filed by us with the SEC, including proxy statements and annual reports. The rule allows us to send a single set of any annual report, proxy statement, proxy statement combined with a prospectus or information statement to any household at which two or more stockholders reside if they share the same last name or we reasonably believe they are members of the same family. This procedure is referred to as “Householding.” This rule benefits both you and us. It reduces the volume of duplicate information received at your household and helps us reduce expenses. Each stockholder subject to Householding will continue to receive a separate proxy card or voting instruction card.

We will promptly deliver, upon written or oral request, a separate copy of our 2014 Annual Report or Proxy Statement as applicable, to a stockholder at a shared address to which a single copy was previously delivered. If you received a single set of disclosure documents for this year, but you would prefer to receive your own copy, you may direct requests for separate copies by calling us at (212) 415-6500 or by mailing a request to New York REIT, Inc., 405 Park Avenue, New York, New York 10022, Attention: Investor Relations. Likewise, if your household currently receives multiple copies of disclosure documents and you would like to receive one set, please contact us.

Whom should I call for additional information about attending the Annual Meeting, voting by proxy or authorizing a proxy by telephone or Internet to vote my shares?

Please call Broadridge at 1-800-690-6903.

Whom should I call with other questions?

If you have additional questions about this Proxy Statement or the Annual Meeting or would like additional copies of this Proxy Statement, or our 2014 Annual Report or any documents relating to any of our future stockholder meetings, please contact: New York REIT, Inc., 405 Park Avenue, New York, New York 10022, Attention: Investor Relations, Telephone: 1-877-373-2522, E-mail: investorrelations@nyrt.com, website: www.nyrt.com.

How do I submit a stockholder proposal for next year’s annual meeting or proxy materials, and what is the deadline for submitting a proposal?

In order for a stockholder proposal to be properly submitted for presentation at our 2016 annual meeting and included in the proxy material for next year’s annual meeting, we must receive written notice of the proposal at our executive offices during the period beginning on December 2, 2015 and ending at 5:00 p.m., Eastern Time, on January 1, 2016. Any proposal received after the applicable time in the previous sentence will be considered untimely. All proposals must contain the information specified in, and otherwise comply with, our Bylaws. Proposals should be sent via registered, certified or express mail to: 405 Park Avenue, 14th Floor, New York, New York 10022, Attention: Gregory W. Sullivan, Chief Financial Officer, Chief Operating Officer, Treasurer and Secretary. For additional information, see the section in this Proxy Statement captioned “Stockholder Proposals for the 2016 Annual Meeting.”

UNLESS SPECIFIED OTHERWISE, THE PROXIES WILL BE VOTED “FOR” (I) THE ELECTION OF THE FOUR NOMINEES NAMED IN THIS PROXY STATEMENT, EACH TO SERVE AS DIRECTORS OF THE COMPANY UNTIL THE ANNUAL MEETING IN 2016 AND UNTIL HIS OR HER SUCCESSOR IS DULY ELECTED AND QUALIFIED, AND (II) THE RATIFICATION OF THE APPOINTMENT OF KPMG AS THE COMPANY’S INDEPENDENT PUBLIC REGISTERED PUBLIC ACCOUNTING FIRM FOR 2015. IN THE DISCRETION OF THE PROXY HOLDERS, THE PROXIES WILL ALSO BE VOTED “FOR” OR “AGAINST” SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING. MANAGEMENT IS NOT AWARE OF ANY OTHER MATTERS TO BE PRESENTED FOR ACTION AT THE ANNUAL MEETING.

PROPOSAL NO. 1 —
ELECTION OF DIRECTORS

The Board of Directors, including our independent directors, is responsible for monitoring and supervising the performance of our day-to-day operations by New York Recovery Advisors, LLC (the “Advisor”). Directors are elected annually by our stockholders, and there is no limit on the number of times a director may be elected to office. Each director serves until the next annual meeting of stockholders or (if longer) until his or her successor is duly elected and qualifies. The Bylaws provide that the number of directors shall not be less than the minimum number required by the Maryland General Corporation Law (the “MGCL”) nor more than fifteen; provided, however, that the number of directors may be changed from time to time by resolution adopted by the affirmative vote of a majority of the Board. Our Charter requires that the number of Directors shall not be fewer than three or greater than 15. The number of directors on the Board is currently fixed at four.

The Board of Directors has proposed the following nominees for election as directors, each to serve for a term ending at the 2016 annual meeting of stockholders and until his or her successor is duly elected and qualifies: William M. Kahane, P. Sue Perrotty, Robert H. Burns and Randolph C. Read. Each nominee currently serves as a director of the Company.

The proxy holder named on the enclosed proxy card intends to vote “FOR” the election of each of the four nominees. If you do not wish your shares to be voted for any particular nominee, please identify the exception(s) in the designated space provided on the proxy card or, if you are authorizing a proxy to vote your shares by telephone or the Internet, follow the instructions provided when you authorize a proxy. There is no cumulative voting in the election of directors. Each director is elected by a plurality of all the votes cast at the Annual Meeting. Each share may be voted for as many individuals as there are directors to be elected and for whose election the holder is entitled to vote. This means that the four individuals nominated for election to the board of directors who receive the most “FOR” votes (among votes properly cast in person, electronically or by proxy) will be elected. Abstentions are not considered votes cast for or against the nominee under a plurality voting standard.

We know of no reason why any nominee will be unable to serve if elected. If, at the time of the Annual Meeting, one or more of the nominees should become unable to serve, shares represented by proxies will be voted for the remaining nominees and for any substitute nominee or nominees designated by the Board of Directors. No proxy will be voted for a greater number of persons than the number of nominees described in this Proxy Statement.

Nominees

The table set forth below lists the names and ages of each of the nominees as of the date of this Proxy Statement and the position and office that each nominee currently holds with the Company:

Name	Age	Position
William M. Kahane	67	Executive Chairman
P. Sue Perrotty	61	Independent Director; Chair of Committees
Robert H. Burns	85	Independent Director
Randolph C. Read	62	Independent Director

Each of our independent directors is a member of each of our audit committee, our nominating and corporate governance committee and our compensation committee and P. Sue Perrotty serves as chair of each committee.

Business Experience of Nominees

William M. Kahane

William M. Kahane has served as a director of our company since its formation in October 2009 and was appointed as executive chairman in December 2014. Mr. Kahane also previously served as president and treasurer of our company from its formation in October 2009 until March 2012. Mr. Kahane has served as the chief executive officer and president of American Realty Capital Daily Net Asset Value Trust, Inc. (“ARC

DNAV”), the ARC DNAV advisor and the ARC DNAV property manager since November 2014 and was appointed as a director and as chairman of the board of directors of ARC DNAV in December 2014. Mr. Kahane also previously served as a director of ARC DNAV from September 2010 until March 2012 and as chief operating officer and secretary of ARC DNAV, the ARC DNAV advisor and the ARC DNAV property manager from November 2014 until December 2014. Mr. Kahane has served as chairman of American Realty Capital Trust V, Inc. (“ARCT V”) since February 2015, as chief executive officer of ARCT V, the ARCT V advisor and the ARCT V property manager since December 2014, and as president of ARCT V, the ARCT V advisor and the ARCT V property manager since November 2014. Previously, Mr. Kahane previously served as chief operating officer, treasurer and secretary of ARCT V, the ARCT V advisor and the ARCT V property manager from November 2014 until December 2014. Mr. Kahane has served as a director of AR Capital Acquisition Corp. since October 2014 and as chief executive officer of AR Capital Acquisition Corp. since August 2014. Mr. Kahane has served executive chairman of American Realty Capital Global Trust, Inc. (“ARC Global”) since February 2015. Previously, Mr. Kahane served as chief operating officer, treasurer and secretary of ARC Global, the ARC Global advisor and the ARC Global property manager from October 2014 until February 2015. Mr. Kahane has served as the executive chairman of the board of directors of American Realty Capital Global Trust II, Inc. (“ARC Global II”) since December 2014. Mr. Kahane previously served as the chief operating officer, treasurer and secretary of ARC Global II, the ARC Global II advisor and the ARC Global II property manager from October 2014 until December 2014. Mr. Kahane has served as a director of American Realty Capital Hospitality Trust, Inc. (“ARC HOST”) since February 2014 and was appointed as executive chairman of ARC HOST in December 2014. Mr. Kahane previously served as the chief executive officer and president of ARC HOST from August 2013 to November 2014. Mr. Kahane has served as a director of Realty Finance Trust, Inc. (“RFT”) since November 2014 and was appointed as chairman of RFT in December 2014. Mr. Kahane has served as chairman of American Realty Capital-Retail Centers of America, Inc. (“ARC RCA”) and as chief executive officer of ARC RCA and the ARC RCA advisor since December 2014, as president of ARC RCA and the ARC RCA advisor since November 2014, and as a director of ARC RCA since its formation in July 2010. Mr. Kahane also served as chief operating officer and secretary of ARC RCA and the ARC RCA advisor from November 2014 until December 2014, and previously served as an executive officer of ARC RCA and the ARC RCA advisor from their respective formations in July 2010 and May 2010 until March 2012. Mr. Kahane has served as the chairman of the board of directors of American Realty Capital-Retail Centers of America II, Inc. (“ARC RCA II”) since December 2014, as chief executive officer of ARC RCA II and the ARC RCA II advisor since November 2014, and as president of ARC RCA II and the ARC RCA II advisor since October 2014. Mr. Kahane previously served as chief operating officer and secretary of ARC RCA II and the ARC RCA II advisor from October 2014 to December 2014. Mr. Kahane has served as executive chairman of the board of directors of American Realty Capital Healthcare Trust III, Inc. (“ARC HT III”) since December 2014. Mr. Kahane has served as a director of American Realty Capital New York City REIT, Inc. (“ARC NYCR”) since its formation in December 2013 and was appointed as executive chairman of ARC NYCR in December 2014. Mr. Kahane has served as a director of American Realty Capital Healthcare Trust II, Inc. (“ARC HT II”) since March 2013 and previously served as executive chairman of ARC HT II from December 2014 until February 2015. Mr. Kahane has served as executive chairman of the board of directors of American Realty Capital New York City REIT II, Inc. (“ARC NYCR II”) since January 2015. Mr. Kahane has served as a director of the general partner of American Energy Capital Partners — Energy Recovery Program, LP (“AERP”) since October 2013 and has served as chief executive officer and president of the general partner of AERP since November 2014. Mr. Kahane also has been the interested director of Business Development Corporation of America (“BDCA”) since its formation in May 2010 and Business Development Corporation of America II (“BDCA II”) since April 2014.

Mr. Kahane served as a director of American Realty Capital Healthcare Trust, Inc. (“ARC HT”) from its formation in August 2010 until the close of ARC HT’s merger with Ventas, Inc. in January 2015. Mr. Kahane previously served as an executive officer of ARC HT, the ARC HT advisor and the ARC HT property manager from their respective formations in August 2010 until March 2012. Mr. Kahane served as a director of Phillips Edison Grocery Center REIT II, Inc. (“PECO II”) from August 2013 until January 2015. Until March 2012, Mr. Kahane was also chief operating officer of BDCA. Mr. Kahane served as a director of RCS Capital Corporation (“RCAP”) from February 2013 until December 2014, and served as chief executive officer of RCAP from February 2013 until September 2014. Mr. Kahane served as a director of American Realty Capital Properties, Inc. (“ARCP”) from February 2013 until June 2014. He also served as a director and executive officer of ARCP from December 2010 until March 2012. Mr. Kahane has served as a director of Cole Real Estate Income Strategy (Daily NAV), Inc. (“Cole DNAV”), from February 2014 until December 2014, and served as a director of Cole Credit Property Trust, Inc. (“CCPT”), from February 2014 until May 2014. Additionally, Mr. Kahane served as an executive officer of ARCP’s former manager from November 2010 until March 2012. Mr. Kahane served as an executive officer of American Realty Capital Trust, Inc. (“ARCT”), the ARCT advisor and the ARCT property manager from their formation in August 2007 until the close of ARCT’s merger with Realty Income Corporation in January 2013. He also served as a director of ARCT from August 2007 until January 2013. Mr. Kahane served as an executive officer of American Realty Capital Trust III, Inc. (“ARCT III”), the ARCT III advisor, and the ARCT III property manager from their formation in October 2010 until April 2012.

Mr. Kahane has served as a member of the investment committee of Aetos Capital Asia Advisors, a $3 billion series of opportunistic funds focusing on assets primarily in Japan and China, since 2008. Mr. Kahane began his career as a real estate lawyer practicing in the public and private sectors from 1974 to 1979 where he worked on the development of hotel properties in Hawaii and California. From 1981 to 1992, Mr. Kahane worked at Morgan Stanley & Co., or Morgan Stanley, specializing in real estate, including the lodging sector, becoming a managing director in 1989. In 1992, Mr. Kahane left Morgan Stanley to establish a real estate advisory and asset sales business known as Milestone Partners which continues to operate and of which Mr. Kahane is currently the chairman. Mr. Kahane worked very closely with Mr. Nicholas S. Schorsch while a trustee at American Financial Realty Trust (“AFRT”), from April 2003 to August 2006, during which time Mr. Kahane served as chairman of the finance committee of AFRT’s board of trustees. Mr. Kahane served as a managing director of GF Capital Management & Advisors LLC (“GF Capital”), a New York-based merchant banking firm, where he directed the firm’s real estate investments, from 2001 to 2003. GF Capital offers comprehensive wealth management services through its subsidiary TAG Associates LLC, a leading multi-client family office and portfolio management services company with approximately $5 billion of assets under management. Mr. Kahane also was on the board of directors of Catellus Development Corp., a NYSE growth-oriented real estate development company, where he served as chairman. Mr. Kahane received a B.A. from Occidental College, a J.D. from the University of California, Los Angeles Law School and an MBA from Stanford University’s Graduate School of Business.

We believe that Mr. Kahane’s current and prior experience as a director or executive officer of the companies described above and his significant investment banking experience in real estate make him well qualified to serve as a member of our Board of Directors.

P. Sue Perrotty

P. Sue Perrotty has served as an independent director of our company in September 2014 and as chair of our audit committee since December 2014. Ms. Perrotty has served as an independent director and non-executive chair of ARC Global since March 2015, as an independent director of AR Capital Acquisition Corp. since October 2014 and as an independent director of ARC HT III since August 2014. Ms. Perrotty served as an independent director of ARC HT from November 2013 until the close of ARC HT’s merger with Ventas, Inc. in January 2015. Ms. Perrotty also served as an independent director of ARC DNAV from August 2013 until August 2014 and as an independent director of ARC HOST from September 2013 until September 2014. Ms. Perrotty has served as president and chief executive officer of AFM Financial Services in Cranford, New Jersey since April 2011. Ms. Perrotty also has been an investor and advisor to several small businesses and entrepreneurs in varying stages of development since August 2008. Ms. Perrotty served in the administration of Governor Edward G. Rendell as chief of staff to First Lady, Judge Marjorie Rendell from November 2002 through August 2008. Ms. Perrotty held the position of executive vice president and head of Global Operations for First Union Corp. as a member of the Office of the Chairman from January 2001 to January 2002. Prior to that time, Ms. Perrotty was Banking Group head for the Pennsylvania and Delaware Banking Operations of First Union from November 1998 until January 2001. Ms. Perrotty joined First Union through the merger with Corestates Bank where she served as executive vice president and head of IT and Operations from April 1996 until November 1998. Ms. Perrotty also served as senior executive vice president and head of all Consumer Businesses including Retail Banking, Mortgage Banking, Product Development and

Marketing as well as strategic customer information and delivery system development. Ms. Perrotty was a member of the chairman’s staff in each of the companies she served. Ms. Perrotty serves on several boards including the Board of Trustees of Albright College, where she is currently chair of the Finance Committee and member of the Investment and Property subcommittees. Ms. Perrotty also serves as vice chair of the Berks County Community Foundation and as development chair for the Girls Scouts of Eastern PA Board. Ms. Perrotty has received several awards for community leadership and professional accomplishments including the PA 50 Best Women in Business, the Franciscan Award from Alvernia University, the Albright College Distinguished Alumni Award, the Women of Distinction Award from the March of Dimes, Taking the Lead Award from the Girl Scouts of Eastern PA and the 2006 Champion of Youth Award from Olivet Boys & Girls Club. Ms. Perrotty is a graduate of Albright College with a Bachelor of Science degree in Economics and was also awarded an Honorary Doctor of Laws degree from Albright College in 2010.

We believe that Ms. Perrotty’s current and prior experience as a director or executive officer of the companies described above, her prior business experience and her leadership qualities make her well-qualified to serve on our Board of Directors.

Robert H. Burns

Robert H. Burns has served as an independent director of the Company since October 2009. He has served as an independent director of ARC HOST since September 2014 and as an independent director of ARC Global II since February 2015. Mr. Burns also served as an independent director of ARC HT from March 2012 until the close of ARC HT’s merger with Ventas, Inc. in January 2015. Mr. Burns served as an independent director of ARCT III from January 2011 to March 2012 and as an independent director of ARCT V from January 2013 until September 2014. He also served as an independent director of ARCT from January 2008 until January 2013 when ARCT closed its merger with Realty Income Corporation. Mr. Burns is a hotel industry veteran with an international reputation and over thirty years of hotel, real estate, food and beverage and retail experience. He founded and built the luxurious Regent International Hotels brand, which he sold in 1992. From 1970 to 1992, Mr. Burns served as chairman and chief executive officer of Regent International Hotels, where he was personally involved in all strategic and major operating decisions. Mr. Burns and his team of professionals performed site selection, obtained land use and zoning approvals, performed all property due diligence, financed each project by raising both equity and arranging debt, oversaw planning, design and construction of each hotel property, and managed each asset. Each Regent hotel typically contained a significant food and beverage element and high-end retail component, frequently including luxury goods such as clothing, jewelry, as well as retail shops. Mr. Burns opened the first Regent hotel in Honolulu, Hawaii, in 1970. From 1970 to 1979, the company opened and managed a number of prominent hotels, but gained international recognition in 1980 with the opening of The Regent Hong Kong, which had many amenities and attracted attention throughout the world. In all, Mr. Burns developed over 18 major hotel projects including the Four Seasons Hotel in New York City, the Beverly Wilshire Hotel in Beverly Hills, the Four Seasons Hotel in Milan, Italy, and the Four Seasons Hotel in Bali, Indonesia. Mr. Burns currently serves as chairman of Barings’ Chrysalis Emerging Markets Fund, a position he has held since 1991, and as a director of Barings’ Asia Pacific Fund, a position he has held since 1986. Additionally, he has been a member of the executive committee of the board of directors of Jazz at Lincoln Center in New York City since 2000. He also chairs the Robert H. Burns Foundation which he founded in 1992. The Robert H. Burns Foundation funds the education of Asian students at American schools. Mr. Burns frequently lectures at Stanford Business School. Mr. Burns served as a faculty member at the University of Hawaii from 1963 to 1994 and as president of the Hawaii Hotel Association from 1968 to 1970. Mr. Burns began his career in Sheraton’s Executive Training Program in 1958, and advanced within Sheraton and then within Westin Hotels from 1962 to 1963. He later spent eight years with Hilton International Hotels from 1963 to 1970. Mr. Burns graduated from the School of Hotel Management at Michigan State University in 1958 and the University of Michigan’s Graduate School of Business in 1960 after serving three years in the U.S. Army in Korea. For the past five years Mr. Burns has devoted his time to owning and operating Villa Feltrinelli on Lago di Garda, a small, luxury hotel in northern Italy, and working on developing hotel projects in Asia, focusing on Vietnam and China.

We believe that Mr. Burns’ current and prior experience as a director or executive officer of the companies described above and his experience as a real estate developer for over 40 years, during which he developed over 18 major hotel projects, make him well qualified to serve as a member of our Board of Directors.

Randolph C. Read

Randolph C. Read has served as an independent director of the Company since December 2014. He has served as non-executive chairman of ARC HT II since February 2015. He has served as an independent director of BDCA and BDCA II since December 2014. He has been President and Chief Executive Officer of Nevada Strategic Credit Investments, LLC since 2009. From 2007 to 2009 Mr. Read served with The Greenspun Corporation, lastly as Executive Director and President, whose companies included its wholly owned subsidiary American Nevada Realty. Mr. Read has previously served as President of a variety of other companies, including Wynn Development Company, a subsidiary of Wynn Resorts, Knowledge Universe Business Group, Knowledge Universe Capital Co., International Capital Markets Group, Inc., International Capital Access Group, Inc. (Senior Partner), and American Strategic Investments, LP. Mr. Read was also Chief Financial and Planning Officer of Stone Container Corporation and CFO of Cintas Corporation, as well as Vice President of Tiger International Inc. Mr. Read serves on the Board of Directors of Pacific Millennium Packaging Group Corporation (Hong Kong) and the advisory board of the Flying Food Group, LLC and has previously served on a number of public and private company boards, including American Vantage Companies, Inc., Brands Shopping Network, Inc., Spring Group, plc (U.K.), Knowledge Universe affiliates, Shopping.com, Inc. (Chairman), Abitibi-Consolidated Corporation (Canada), Venepal, S.A.C.A (Venezuela), Stone Millennium Packaging Company Limited (China), Stone Container Australia Pty. Ltd., Stone Container GmbH (Bermany), Regent Air, Inc., and certain Greenspun affiliates. He is admitted as a Certified Public Accountant and has an M.B.A. in Finance from the Wharton Graduate School of the University of Pennsylvania and a B.S. from Tulane University.

We believe that Mr. Read’s current and prior experience as a director or executive officer of the companies described above make him well qualified to serve as a member of our Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF MS. PERROTTY AND MESSRS. KAHANE, BURNS AND READ AS MEMBERS OF THE BOARD OF DIRECTORS TO SERVE UNTIL THE 2016 ANNUAL STOCKHOLDERS MEETING AND UNTIL HIS OR HER SUCCESSOR IS DULY ELECTED AND QUALIFIED.

Information about the Board of Directors and its Committees

The Board of Directors ultimately is responsible for the management and control of our business and operations. We have no employees and have retained the Advisor to manage our day-to-day operations. The Advisor is wholly owned by American Realty Capital III, LLC (the “Sponsor”), which is controlled by William M. Kahane, our current executive chairman, and Nicholas S. Schorsch, formerly our chief executive officer and chairman.

The Board of Directors has approved and organized an audit committee, a compensation committee and a nominating and corporate governance committee. The Company does not currently have a conflicts committee.

The Board of Directors held a total of 14 meetings during the year ended December 31, 2014 and took action by written consent on 13 occasions. All directors and nominees attended at least 96% of the total number of meetings of the full Board of Directors and, as applicable, the audit committee, the nominating and corporate governance committee and the compensation committee while they were a member of the Board of Directors and, as applicable, the audit committee, the nominating and corporate governance committee and the compensation committee. All of our directors attended the 2014 annual stockholders’ meeting. We anticipate that all directors and nominees will attend the Annual Meeting. We encourage all directors and director nominees to attend our annual meetings of stockholders.

Leadership Structure of the Board of Directors

William M. Kahane serves as the executive chairman of the Board and Michael A. Happel serves as our chief executive officer. As chief executive officer of the Company and the Advisor, Mr. Happel is responsible for the daily operations of the Company and implementing the Company’s business strategy. The Board believes that its leadership structure, which separates the Executive Chairman and Chief Executive Officer roles, is appropriate at this time in light of the inherent differences between the two roles. This division of authority and responsibilities also allows our chief executive officer to focus his time on running our daily operations and our chairman to focus his time on organizing the work of the Board and presiding over meetings of the Board. The Board of Directors may modify this structure to best address the Company’s circumstances for the benefit of its stockholders when appropriate.

The Company’s management believes that having a majority of independent, experienced directors provides the right leadership structure for the Company and is best for the Company and its stockholders at this time.

Oversight of Risk Management

The Board of Directors has an active role in overseeing the management of risks applicable to the Company. The entire Board is actively involved in overseeing risk management for the Company through its approval of all property acquisitions, incurrence and assumptions of debt, its oversight of the Company’s executive officers and the Advisor and reviewing and approving all transactions with parties affiliated with our Advisor or Sponsor and resolving other conflicts of interest between the Company and its subsidiaries, on the one hand, and the Sponsor, any director, the Advisor or their respective affiliates, on the other hand. The audit committee oversees management of accounting, financial, legal and regulatory risks.

Audit Committee

The Board of Directors established an audit committee in September 2010. Our audit committee held four meetings and took action by written consent on two occasions during the year ended December 31, 2014. The charter of the audit committee is available to any stockholder who requests it c/o New York REIT, Inc., 405 Park Avenue, 14th Floor, New York, NY 10022. The audit committee charter is also available on the Company’s website at www.nyrt.com by clicking on “Investor Relations — Corporate Information —  Governance Documents — Audit Committee Charter.” Our audit committee consists of Ms. Perrotty, Mr. Burns and Mr. Read, each of whom is “independent” within the meaning of the applicable requirements set forth in the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and applicable SEC rules. Also, each of the audit committee members is an independent director under the applicable rules of the New York Stock Exchange (the “NYSE”). Ms. Perrotty is the chair of our audit committee. The Board has determined that Ms. Perrotty is qualified as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K and the rules and regulations of the SEC and is an independent director.

The audit committee, in performing its duties, monitors:

•	our financial reporting process;
•	the integrity of our financial statements;
•	compliance with legal and regulatory requirements;
•	the independence and qualifications of our independent and internal auditors, as applicable; and
•	the performance of our independent and internal auditors, as applicable.

The audit committee’s report on our financial statements for the year ended December 31, 2014 is discussed below under the heading “Audit Committee Report.”

Nominating and Corporate Governance Committee

The Company has a standing nominating and corporate governance committee currently composed of Ms. Perrotty, Mr. Burns and Mr. Read, each of whom is an independent director. Ms. Perrotty is the chair of our nominating and corporate governance committee. Our nominating and corporate governance committee held one meeting, including action by written consent, during the year ended December 31, 2014. The nominating and corporate governance committee was formed in 2014. The Board adopted a Charter for the Nominating and Corporate Governance Committee on March 31, 2014. The nominating and corporate governance committee charter is available on the Company website at www.nyrt.com by clicking on “Investor Relations — Corporate Information — Governance Documents — Nominating and Corporate Governance Committee Charter.” We have not adopted a specific policy regarding the consideration of director nominees recommended to our nominating and corporate governance committee by stockholders. The nominating and corporate governance committee is responsible for the following:

•	providing counsel to the Board of Directors with respect to the organization, function and composition of the Board of Directors and its committees;
•	overseeing the self-evaluation of the Board of Directors and the Board of Director’s evaluation of management;
•	periodically reviewing and, if appropriate, recommending to the Board of Directors changes to our corporate governance policies and procedures; and
•	and identifying and recommending to the Board of Directors potential director candidates for nomination.

In evaluating directors to serve as members of each committee of the Board, the nominating and governance committee takes into account the applicable requirements for members of committees of boards of directors under the Exchange Act and NYSE Rules, the Company’s Corporate Governance Guidelines and the charter of each such committee and may take into account such other factors or criteria as the nominating and governance committee deems appropriate, including directors’ personal and professional integrity, ethics and values; experience in corporate management, such as serving as an officer or former officer of a publicly held company, and a general understanding of marketing, finance and other elements relevant to the success of a publicly-traded company; experience in the Company’s industry with relevant social policy concerns; practical and mature business judgment, including ability to make independent analytical inquiries; the nature of and time involved in a director’s service on other boards or committees; and with respect to any person already serving as a director, the director’s past attendance at meetings and participation in and contribution to the activities of the Board.

Stockholders who would like to propose an independent director candidate for the consideration of the Board of Directors may do so by following the procedures under the section entitled “Stockholder Proposals for the 2016 Annual Meeting — Stockholder Proposals and Nominations for Directors to Be Presented at Meetings” of this Proxy Statement.

Compensation Committee

The Board of Directors established a compensation committee on March 31, 2014. The compensation committee is comprised of Ms. Perrotty, Mr. Burns and Mr. Read, each of whom is an independent director. Ms. Perrotty is the chair of our compensation committee. Our compensation committee did not hold any meetings or take action by written consent during the year ended December 31, 2014. The charter of the compensation committee is available to any stockholder who sends a request to New York REIT, Inc., 405 Park Avenue, 14th Floor, New York, NY 10022. The compensation committee charter is also available on the Company’s website at www.nyrt.com by clicking on “Compensation Committee Charter.” In addition, all of the members of our compensation committee are “non-employee directors” within the meaning of the rules of Section 16 of the Exchange Act and “outside directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The principal functions of the compensation committee are to:

•	approve and evaluate all compensation plans, policies and programs, if any, as they affect the Company’s executive officers;
•	review and oversee management’s annual process, if any, for evaluating the performance of our senior officers and review and approve on an annual basis the remuneration for our senior officers;

•	oversee our equity incentive plans, including, without limitation, the issuance of stock options, restricted shares of Common Stock, restricted stock units, dividend equivalent shares and other equity-based awards;
•	assist the Board of Directors and the chairman in overseeing the development of executive succession plans; and
•	determine from time to time the remuneration for our non-executive directors.

The Board administers our employee and director incentive restricted share plan. See “Compensation and Other Information Concerning Officers, Directors and Certain Stockholders — Share-Based Compensation —  Restricted Share Plan.”

In carrying out its responsibilities, our compensation committee may delegate any or all of its responsibilities to a subcommittee to the extent consistent with our charter, by-laws, corporate governance guidelines and any other applicable laws, rules and regulations.

Our executive officers provide input and recommendations to the Board for the compensation paid to each of the Company’s directors. Our Board considers these recommendations when determining compensation for our directors.

In addition, the Company retained FTI Consulting, Inc. (“FTI”), a third-party compensation consultant, in February 2014 to provide recommendations to assist the Board with determining the amount and form of executive and director compensation. No conflict of interest was raised in connection with the work performed by FTI. The Board approved the engagement of FTI based on recommendations provided by the executive officers of the Company. In connection with providing these recommendations, FTI received a fee of approximately $11,000, which was paid in August 2014. In July 2014, FTI was retained by RCAP, the parent of our Dealer Manager during our initial public offering and an entity whose controlling shareholder is under common ownership as our Advisor. FTI’s role was to advise on certain executive compensation arrangements in connection with certain corporate transactions undertaken by RCAP. FTI received a fee of approximately $17,000 which was paid in August of 2014 in connection with services provided to RCAP. In addition, FTI was engaged by various subsidiaries of AR Capital, LLC (“American Realty Capital”), the indirect parent of our Advisor, for various compensation consulting purposes (and which may have been performed by different FTI personnel than the FTI personnel who provided services to the Company), for total fees of approximately $325,800 (including fees paid by the Company), all of which such fees were paid in 2014. None of the Company, the board of directors, nor the Compensation Committee was involved in the decision to engage, or made any recommendations to engage, FTI by such subsidiaries and affiliates of American Realty Capital.

Oversight of Conflicts of Interest

The Company does not have a standing conflicts committee. The Board believes that because of the size and composition of the Board, it is more efficient for the independent directors to perform the duties of a standing conflicts committee. The independent directors are responsible for approving material transactions, and resolving other conflicts of interest, between the Company and its subsidiaries, on the one hand, and the Sponsor, any director, the Advisor or their respective affiliates, on the other hand. The independent directors are also responsible for reviewing and approving all material transactions with affiliated parties, including interested directors, if any, all purchases or leases of properties from or sales or leases to these parties, and reviewing and approving all agreements and amendments to agreements between the Company and these parties, including the Sponsor or Advisor and their subsidiaries.

The independent directors reviewed the material transactions between the Sponsor, the Advisor and their respective affiliates, on the one hand, and us, on the other hand, which occurred during the year ended December 31, 2014. The Board has determined that all our transactions and relationships with our Sponsor, Advisor and their respective affiliates during the year ended December 31, 2014 were fair and were approved in accordance with the policies referenced in “Certain Relationships and Related Transactions” below.

In order to reduce or eliminate certain potential conflicts of interest, the advisory agreement contains a number of restrictions related to transactions with our Sponsor, our Advisor, any of our directors, any of our officers, any of their respective affiliates or certain of our stockholders. See “Certain Relationships and Related Transactions — Certain Conflict Resolution Procedures.”

Director Independence

Our Bylaws provide that the number of directors may not be less than the minimum required by the MGCL nor more than fifteen; provided, however, that the number of directors may be changed from time to time by resolution adopted by the affirmative vote of a majority of the Board. The Board of Directors has currently set the number of directors at four. A majority of these directors must be “independent” except for a period of up to 60 days after the death, resignation or removal of an independent director. An indirect relationship includes circumstances in which a director’s spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law, or brothers- or sisters-in-law, is or has been associated with our Sponsor, Advisor, any of their affiliates or us.

The Board of Directors has considered the independence of each director and nominee for election as a director in accordance with the elements of independence set forth in the listing standards of the NYSE. Based upon information solicited from each nominee, the Board of Directors has affirmatively determined that P. Sue Perrotty, Robert H. Burns and Randolph C. Read have no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) other than as a director of the Company and are “independent” within the meaning of the NYSE’s director independence standards, as currently in effect. Our Board of Directors has determined that each of the three independent directors satisfy the listing standards for independence of the NYSE. There are no familial relationship between any of our directors and executive officers.

Communications with the Board of Directors

The Company’s stockholders may communicate with the Board of Directors by sending written communications addressed to such person or persons in care of New York REIT, Inc., 405 Park Avenue, 14th Floor, New York, New York 10022, Attention: Gregory W. Sullivan, Chief Financial Officer, Chief Operating Officer, Treasurer and Secretary. Mr. Sullivan will deliver all appropriate communications to the Board of Directors no later than the next regularly scheduled meeting of the Board of Directors. If the Board of Directors modifies this process, the revised process will be posted on the Company’s website.

COMPENSATION AND OTHER INFORMATION CONCERNING
OFFICERS, DIRECTORS AND CERTAIN STOCKHOLDERS

Compensation of Executive Officers

We currently have no employees. Our Advisor performs our day-to-day management functions. Our current executive officers, Michael A. Happel and Gregory W. Sullivan, are all employees of the Advisor and New York Recovery Properties, LLC (the “Property Manager”) and generally do not receive any compensation directly from the Company for the performance of their duties as executive officers of the Company. Moreover, we do not reimburse the Advisor and its affiliates that are involved in the management of our operations, including the Property Manager, for salaries, bonuses or benefits to be paid to our executive officers. Additionally, Nicholas S. Schorsch and Edward M. Weil, Jr., each of whom served as an executive officer during the year ended December 31, 2014, were also employees of the Advisor and did not receive any compensation directly from the Company for the performance of their duties as executive officers of the Company. As a result, we do not have, and our Board has not considered, a compensation policy or program for our executive officers and has not included in this proxy statement a “Compensation Discussion and Analysis,” a report from our compensation committee with respect to executive compensation, a non-binding stockholder advisory vote on compensation of executives or a non-binding stockholder advisory vote on the frequency of the stockholder vote on executive compensation. See “Certain Relationships and Related Transactions” for a discussion of fees and expenses payable to the Advisor, the Property Manager and their affiliates.

In February 2015, our Board awarded our chief financial officer 53,737 shares of restricted Common Stock which were granted on March 31, 2015. The Board of Directors has not yet determined whether it will make additional awards, or pay any other compensation, to our executive officers during the remainder of 2015 or in future years.

Directors and Executive Officers

The following table presents certain information as of the date of this Proxy Statement concerning each of our directors and executive officers serving in such capacity:

Name	Age	Principal Occupation and Positions Held
Michael A. Happel	52	Chief Executive Officer and President
Gregory W. Sullivan	60	Chief Financial Officer, Chief Operating Officer, Treasurer and Secretary
William M. Kahane	67	Executive Chairman
P. Sue Perrotty	61	Independent Director
Robert H. Burns	85	Independent Director
Randolph C. Read	62	Independent Director

Michael A. Happel

Michael A. Happel has served as chief executive officer of the Company, the Advisor and the Property Manager since December 2014, as president of the Company, the Advisor and the Property Manager since March 2014. Mr. Happel also previously served as treasurer and secretary of the Company, the Advisor and the Property Manager from November 2014 until December 2014. Prior to that time, Mr. Happel served as the Company’s executive vice president, chief investment officer and as an observer to the Board since the Company’s formation in October 2009 and as the executive vice president and chief investment officer of the Advisor and Property Manager since their formation in November 2009. Mr. Happel has also served as chief executive officer of ARC NYCR and ARC NYCR’s advisor and property manager since December 2014, as secretary of ARC NYCR and ARC NYCR’s advisor and property manager since November 2014 and as president of ARC NYCR and ARC NYCR’s advisor and property manager since their formation in December 2013. Mr. Happel has served as president of ARC NYCR II, the ARC NYCR II advisor and the ARC NYCR II property manager since August 2014 and as chief executive officer and secretary of ARC NYCR II, the ARC NYCR II advisor and the ARC NYCR II property manager since January 2015. Mr. Happel has over 20 years of experience successfully investing in real estate, including office, retail, multifamily, industrial, and hotel properties, as well as real estate companies. From 1988 to 2002, he worked at Morgan Stanley & Co., specializing in real estate and becoming co-head of acquisitions for the Morgan Stanley Real Estate Funds (“MSREF”), in 1994. While at MSREF, he was involved in acquiring over $10 billion of real estate and related assets in MSREF I and MSREF II. As stated in a report prepared by Wurts & Associates for the Fresno County Employees’ Retirement Association for the period ending September 30, 2008, MSREF I generated approximately a 48% gross internal rate of return for investors and MSREF II generated approximately a 27% gross internal rate of return for investors. In 2002, Mr. Happel left Morgan Stanley & Co. to join Westbrook Partners, a large real estate private equity firm with over $5 billion of real estate assets under management at the time. From October 2004 to May 2009, he worked at Atticus Capital, a multi-billion dollar hedge fund, as the head of real estate with responsibility for investing primarily in REITs and other publicly traded real estate securities. Mr. Happel received a B.A. in economics from Duke University and a J.D. from Harvard Law School.

Gregory W. Sullivan

Gregory W. Sullivan’s career in real estate and corporate finance spans over 30 years. Mr. Sullivan has served as chief financial officer and chief operating officer of the Company, the Advisor and the Property Manager since April 2014 and as treasurer and secretary of the Company, the Advisor and the Property Manager since December 2014. Mr. Sullivan has also served as chief financial officer and chief operating officer or ARC NYCR and ARC NYCR’s advisor and property manager since April 2014 and as treasurer of ARC NYCR since November 2014. Mr. Sullivan has served as chief financial officer and chief operating officer of ARC NYCR II, the ARC NYCR II advisor and the ARC NYCR II property manager since August 2014 and as treasurer of ARC NYCR II, the ARC NYCR II advisor and the ARC NYCR II property manager since January 2015. Prior to joining the Company, Mr. Sullivan was Chief Financial Officer, Executive Vice President and Treasurer of STAG Capital Partners, a NYSE-listed REIT, and served on the board of STAG’s predecessor companies from 2003 to 2014. He also served as Executive Vice President for Corporate Development for New England Development LLC (NED) from 2002 to 2011, where his role was to expand and diversify NED’s real estate and non-real estate private equity activities. Prior to joining NED in 2002, Mr. Sullivan was Executive Vice President and Chief Financial Officer of Trizec Hahn Corporation from 1994 to 2001, NYSE-listed real estate company headquartered in Toronto.

From 1987 to 1994, Mr. Sullivan served in various capacities at AEW Capital Management in Boston, an investment advisor, including overseeing investments for the company’s real estate opportunity fund and heading the capital markets group. In addition, from 1982 to 1987, he served as a senior finance officer at M/A-COM, Inc., a Boston based telecommunications company and, from 1980 to 1982, he served as an investment banker at Smith Barney in New York. Mr. Sullivan received his Bachelor of Sciences degree from the University of Vermont and his Master of Business Administration degree from The Wharton School of the University of Pennsylvania.

William M. Kahane

Please see “Business Experience of Nominees” on page 6 for biographical information about Mr. Kahane.

P. Sue Perrotty

Please see “Business Experience of Nominees” on page 8 for biographical information about Ms. Perrotty.

Robert H. Burns

Please see “Business Experience of Nominees” on page 9 for biographical information about Mr. Burns.

Randolph C. Read

Please see “Business Experience of Nominees” on page 10 for biographical information about Mr. Read.

Compensation of Directors

The following table sets forth information regarding compensation of our directors during the year ended December 31, 2014:

Name	Fees Paid in Cash ($)	Stock Awards(8) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Changes in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation(9) ($)	Total Compensation ($)
Nicholas S. Schorsch(1)	—	430,000	—	—	—	397,809	827,809
William M. Kahane(2)	—	430,000	—	—	—	90,632	520,632
Scott J. Bowman(3)	114,333	480,000	—	—	—	16,413	610,746
William G. Stanley(4)	125,000	446,667	—	—	—	13,576	585,243
Robert H. Burns(5)	80,000	480,000	—	—	—	27,199	587,199
P. Sue Perrotty(6)	11,167	49,997	—	—	—	117	61,281
Randolph C. Read(7)	—	—	—	—	—	—	—

(1)	Mr. Schorsch, who, until his resignation on December 29, 2014, was an executive officer and director of the Company, received no additional compensation for serving as a director.
(2)	Mr. Kahane receives no additional compensation for serving as a director.
(3)	Mr. Bowman earned fees in the amount of $103,833 for services as a director during the year ended December 31, 2014. The payment of $114,333 represents amounts due for services rendered during the year ended December 31, 2014 and 2013. Mr. Bowman resigned from the Board on September 12, 2014.
(4)	Mr. Stanley earned fees in the amount of $127,458 for services as a director during the year ended December 31, 2014. The payment of $125,000 represents amounts due for services rendered during the year ended December 31, 2014. Mr. Stanley resigned from the Board on December 16, 2014.
(5)	Mr. Burns earned fees in the amount of $109,500 for services as a director during the year ended December 31, 2014. The payment of $80,000 represents amounts due for services rendered during the year ended December 31, 2014.
(6)	Ms. Perrotty earned fees in the amount of $67,917 for services as a director during the year ended December 31, 2014. The payment of $11,167 represents amounts due for services rendered during the year ended December 31, 2014.
(7)	Mr. Read earned fees in the amount of $40,417 for services as a director during the year ended December 31, 2014.
(8)	Our non-independent directors do not receive compensation for serving on the Board of Directors. If a director also is our employee or an employee of our Advisor or any of its affiliates, we do not pay compensation for services rendered as a director. Notwithstanding this policy, each of our founding directors, which includes Nicholas S. Schorsch, William M. Kahane, both of whom indirectly control our Advisor, and Scott J. Bowman, Robert H. Burns and William G. Stanley, were granted a one-time retention grant of 40,000 shares of restricted stock in connection with our listing on the NYSE in April 2014, which vest over a 5-year period. Vesting of the shares of restricted stock granted to Nicholas S. Schorsch, Scott J. Bowman and William G. Stanley was accelerated to the dates of their respective resignations.
(9)	Dividends received by directors during the year ended December 31, 2014.

We pay to each of our independent directors an annual fee for his or her services of $100,000, $50,000 of which is payable in the form of cash and $50,000 of which is payable in the form of restricted shares of Common Stock (one third of which vests in each of the succeeding three years). The Board does not currently have a lead independent director. If appointed, the lead independent director will receive an additional annual fee of $105,000, payable in cash. The lead independent director may elect to receive restricted shares of Common Stock (one third of which vests in each of the succeeding three years) in lieu of all or a portion of the $105,000 additional annual fee. Each independent director receives $30,000 in cash in the aggregate as an annual fee for his or her service on the audit committee, compensation committee and nominating and corporate governance committee. Each independent director may elect to receive restricted shares of Common Stock (one third of which vests in each of the succeeding three years) in lieu of all or a portion of the $30,000 annual fee for service on the audit committee, compensation committee and nominating and corporate governance committee. Each independent director also receives $2,000 for each meeting the director attends in person ($2,500 for attendance by the chairperson of the audit committee at each meeting of the audit committee) and $1,500 for each meeting attended by telephone. The independent directors are entitled to receive $750 for each transaction reviewed and voted upon electronically with a maximum of $2,250 for three or more transactions reviewed and voted upon per electronic meeting. If there is a meeting of the board and one or more committees in a single day, the fees are limited to $2,500 per day ($3,000 for the chairperson of the audit committee if there is a meeting of such committee). Restricted shares of Common Stock issued to independent directors will be forfeited upon such director’s retirement or other termination of services.

We also pay each independent director for each external seminar, conference, panel, forum or other industry-related event attended in person and in which the independent director actively participates, solely in his or her capacity as an independent director of the Company, in the following amounts:

•	$2,500 for each day of an external seminar, conference, panel, forum or other industry-related event that does not exceed four hours, or
•	$5,000 for each day of an external seminar, conference, panel, forum or other industry-related event that exceeds four hours.

In either of the above cases, we will reimburse, to the extent not otherwise reimbursed, an independent director’s reasonable expenses associated with attendance at such external seminar, conference, panel, forum or other industry-related event. An independent director cannot be paid or reimbursed for attendance at a single external seminar, conference, panel, forum or other industry-related event by us and another company for which he or she is a director.

All directors also receive reimbursement of reasonable out of pocket expenses incurred in connection with attendance at meetings of our Board.

Share-Based Compensation

Stock Option Plan

We have adopted a stock option plan to provide incentive compensation to attract and retain qualified directors, officers, advisors, consultants and other personnel, including our Advisor, Property Manager and their respective affiliates, as well as personnel of our Advisor, Property Manager and affiliates, and any joint venture affiliates of ours. Our stock option plan is administered by the Board. The Board has the full authority to: (1) administer and interpret the stock option plan; (2) authorize the granting of awards; (3) determine the eligibility of directors, officers, advisors, consultants and other personnel, including our Advisor, Property Manager and affiliates, as well as personnel of our Advisor, Property Manager and affiliates, and any joint venture affiliates of ours, to receive an award; (4) determine the number of shares of Common Stock to be covered by each award (subject to the individual participant limitations provided in the stock option plan); (5) determine the terms, provisions and conditions of each award (which may not be inconsistent with the terms of the stock option plan); (6) prescribe the form of instruments evidencing such awards; and (7) take any other actions and make all other determinations that it deems necessary or appropriate in connection with the stock option plan or the administration or interpretation thereof; however, neither the compensation committee nor the Board may take any action under our stock option plan that would result in a repricing of any stock option without having first obtained the affirmative vote of our stockholders. In connection with this authority, the Board may, among other things, establish performance goals that must be met in order for awards to be granted or to vest, or for the restrictions on any such awards to lapse. The total number of shares that may be made subject to awards under our stock option is 500,000 (as such number may be adjusted for stock splits, stock dividends, combinations and similar events).

Restricted Share Plan

On September 22, 2010, the Board of Directors adopted an employee and director incentive restricted share plan (as amended by the Board on March 31, 2014 and April 29, 2014, the “RSP”). The RSP provides for the issuance of restricted shares of our Common Stock, including restricted shares of our Common Stock issued under our non-executive director compensation program. Please see “— Compensation of Directors” above for a description of our program of non-executive director compensation. The RSP provides us with the ability to grant awards of restricted shares to our directors, officers and employees (if we ever have employees), employees of the Advisor and its affiliates, employees of entities that provide services to us, directors of the Advisor or of entities that provide services to us, certain of our consultants and certain consultants to the Advisor and its affiliates or to entities that provide services to us. The total number of shares of our Common Stock reserved for issuance under the RSP may not exceed 10.0% of our outstanding shares of Common Stock on a fully diluted basis at any time.

Restricted share awards entitle the recipient to receive shares of our Common Stock under terms that provide for vesting over a specified period of time or upon attainment of pre-established performance objectives. Such awards would typically be forfeited with respect to the unvested shares upon the termination of the recipient’s employment or other relationship us. Restricted shares may not, in general, be sold or otherwise transferred until restrictions are removed and the shares have vested. Holders of restricted shares may receive cash distributions prior to the time that the restrictions on the restricted shares have lapsed. Any distributions payable in shares of our Common Stock shall be subject to the same restrictions as the underlying restricted shares.

There were 89,499 unvested restricted shares of our Common Stock outstanding under the RSP at December 31, 2014.

2014 Advisor Multi-Year Outperformance Agreement

We have entered into the 2014 Advisor Multi-Year Outperformance Agreement (the “OPP”) with New York Recovery Operating Partnership, L.P. (the “Operating Partnership”) and the Advisor. Under the OPP, the Advisor was issued 8,880,579 of long-term incentive plan units (“LTIP Units”) in the Operating Partnership with a maximum award value equal to 5% of the Company’s market capitalization on April 15, 2014 (the “Effective Date”), which was $1.6 billion, determined based on 177.6 million common share equivalents (which include OP Units, LTIP Units and Common Stock) outstanding and a price of $9.00 per share of Common Stock (the “OPP Cap”). The LTIP Units are structured as profits interest in the Operating Partnership. The Advisor will be eligible to earn a number of LTIP Units with a value equal to a portion of the OPP Cap upon the first, second and third anniversaries of the Effective Date based on the Company’s achievement of certain levels of total return to its stockholders (“Total Return”), including both share price appreciation and Common Stock distributions, as measured against both an absolute hurdle and a peer group of companies, as set forth below, for the three-year performance period commencing on the Effective Date (the “Three-Year Period”); each 12-month period during the Three-Year Period (the “One-Year Periods”); and the initial 24-month period of the Three-Year Period (the “Two-Year Period”), as follows:

	Performance Period	Annual Period	Interim Period
Absolute Component: 4% of any excess Total Return attained above an absolute hurdle measured from the beginning of such period:	21%	7%	14%
Relative Component:  4% of any excess Total Return attained above the Total Return for the performance period of the Peer Group*, subject to a ratable sliding scale factor as follows based on achievement of cumulative Total Return measured from the beginning of such period:

☐ 100% will be earned if cumulative Total Return achieved is at least:	18%	6%	12%

	Performance Period	Annual Period	Interim Period
☐ 50% will be earned if cumulative Total Return achieved is:	0%	0%	0%
☐ 0% will be earned if cumulative Total Return achieved is less than:	0%	0%	0%
☐ a percentage from 50% to 100% calculated by linear interpolation will be earned if the cumulative Total Return achieved is between:	0% – 18%	0% – 6%	0% – 12%

*	The “Peer Group” is comprised of the companies in the SNL US REIT Office Index.

The potential outperformance award is calculated at the end of each One-Year Period, the Two-Year Period and the Three-Year Period. The Company’s achievement of Total Return for the One-Year Period had not been determined as of the date of this Proxy Statement. The award earned for the Three-Year Period is based on the formula in the table above less any awards earned for the Two-Year Period and One-Year Periods, but not less than zero; the award earned for the Two-Year Period is based on the formula in the table above less any award earned for the first and second One-Year Period, but not less than zero. Any LTIP Units that are unearned at the end of the Performance Period will be forfeited.

Subject to the Advisor’s continued service through each vesting date,  1/3 of any earned LTIP Units will vest on each of the third, fourth and fifth anniversaries of the Effective Date. Until such time as the LTIP Units are fully earned in accordance with the provisions of the OPP, the LTIP Units are entitled to distributions equal to 10% of the distributions made on the units of limited partnership interest in the Operating Partnership (“OP Units”). The Company paid $0.3 million in dividends related to LTIP Units during the year ended December 31, 2014. After the LTIP Units are fully earned, they are entitled to a catch-up distribution and then the same distributions as the OP Units. At the time the Advisor’s capital account with respect to the LTIP Units is economically equivalent to the average capital account balance of the OP Units and has been earned and has been vested for 30 days, the applicable LTIP Units will automatically convert into OP Units on a one-to-one basis. After owning an OP Unit for one year, OP Unit holders generally may, subject to certain restrictions, exchange OP Units for the cash value of a corresponding number of shares of our Common Stock or, at the option of the Operating Partnership, a corresponding number of shares of our Common Stock.

The OPP provides for early calculation of LTIP Units earned and for the accelerated vesting of any earned LTIP Units in the event Advisor is terminated or in the event the Company incurs a change in control, in either case prior to the end of the Three-Year Period. The OPP also provides for accelerated vesting of earned LTIP Units in the event the Advisor is terminated by the Company or in the event of a change in control of the Company on or following the end of the Three-Year Period.

See “Relationships and Related Parties — 2014 Advisor Multi-Year Outperformance Agreement.”

STOCK OWNERSHIP BY DIRECTORS, OFFICERS AND CERTAIN STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of Common Stock as of April 15, 2015 by:

•	each person known by the Company to be the beneficial owner of more than 5% of its outstanding shares of Common Stock based solely upon the amounts and percentages contained in the public filings of such persons;
•	each of the Company’s directors and named executive officers; and
•	all of the Company’s directors and named executive officers as a group.

For purposes of the table below, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Exchange Act, pursuant to which a person or group of persons is deemed to have “beneficial ownership” of any shares that the person has the right to acquire by June 29, 2015, or within 60 days after April 30, 2015. For purposes of computing the percentage of outstanding Common Stock held by each person or group of persons named below, any shares that the person or persons has the right to acquire within 60 days after April 30, 2015 are deemed to be outstanding but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. As of April 27, 2015, there were 162,463,437 shares of Common Stock outstanding. SEC rules also generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities. Except as otherwise indicated, all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws.

Beneficial Owner(1)	Number of Shares Beneficially Owned	Percent of Class
The Vanguard Group(2)	22,067,694	13.5%
Vanguard Specialized Funds – Vanguard REIT Index Fund(3)	12,042,580	7.4%
BlackRock, Inc.(4)	12,615,528	7.8%
Nicholas S. Schorsch(5)(6)(7)	2,128,248	*
William M. Kahane(5)(6)(8)	480,884	*
Michael A. Happel(9)	846,347	*
Gregory Sullivan(10)	146,488	*
Robert H. Burns(6)(11)	78,226	*
P. Sue Perrotty(12)	4,826	*
Randolph C. Read(13)	2,134	*
Nicholas Radesca(14)	23,157	*
Shawn P. Seale(15)	—	—
All directors and named executive officers as a group (6 persons)	1,558,905	*

*	Less than 1%
(1)	Unless otherwise indicated, The business address of each individual or entity listed in the table is 405 Park Avenue, New York, New York 10022.
(2)	The business address for The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. The Vanguard Group has sole voting power over 457,815 shares and shared voting power over 32,200 shares and shared dispositive power over 248,215 shares and sole dispositive power over 21,819,479 shares. The information contained herein respecting The Vanguard Group, Inc. is based solely on Amendment No. 10 to the Schedule 13G filed by The Vanguard Group with the SEC on February 10, 2015.
(3)	The business address for Vanguard Specialized Funds — Vanguard REIT Index Fund is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. The Vanguard Group has sole voting power over all of the shares that it beneficially owns. The information contained herein respecting Vanguard Specialized Funds — Vanguard REIT Index Fund is based solely on the Schedule 13G filed by Vanguard Specialized Funds — Vanguard REIT Index Fund with the SEC on February 6, 2015.

(4)	The business address for BlackRock, Inc. is 40 East 52nd Street, New York, New York 10022. BlackRock, Inc. has sole voting power over 12,248,240 shares and sole dispositive power over 12,615,528 shares. The information contained herein respecting BlackRock, Inc. is based solely on the Schedule 13G filed by BlackRock, Inc. with the SEC on February 2, 2015.
(5)	Includes 20,000 shares owned by New York Recovery Special Limited Partnership, LLC. New York Recovery Special Limited Partnership, LLC is controlled by American Realty Capital III, LLC, which is controlled by Nicholas S. Schorsch and William M. Kahane.
(6)	Includes 40,000 restricted shares granted to each of our directors on April 15, 2014, which vest annually over a five-year period in equal installments beginning with the anniversary of the date of grant.
(7)	Includes 657,528 OP Units issued to Mr. Schorsch on April 15, 2014 in connection with the Listing which were eligible to be converted to Common Stock as of April 15, 2015. The beneficial ownership table also includes 1,403,008 OP Units issued in connection with the conversion of the Listing Note on November 20, 2014 which are not eligible for conversion to Common Stock until November 20, 2015.
(8)	Includes 139,826 OP Units issued to Mr. Kahane on April 15, 2014 in connection with the Listing which were eligible to be converted to Common Stock as of April 15, 2015. The beneficial ownership table also includes 298,355 OP Units issued in connection with the conversion of the Listing Note on November 20, 2014 which are not eligible for conversion to Common Stock until November 20, 2015.
(9)	Includes 237,733 OP Units issued to Mr. Happel on April 15, 2014 in connection with the Listing which were eligible to be converted to Common Stock as of April 15, 2015. The beneficial ownership table also includes 588,614 OP Units issued in connection with the conversion of the Listing Note on November 20, 2014 which are not eligible for conversion to Common Stock until November 20, 2015.
(10)	Includes 53,737 restricted shares granted to Mr. Sullivan on March 31, 2015 which vest over a four-year period following the grant date and 92,751 OP Units issued to Mr. Sullivan in connection with the conversion of the Listing Note on November 20, 2014. The OP Units were approved to be converted to Common Stock by the independent board of directors on March 10, 2015.
(11)	Includes 4,673 restricted shares granted to Mr. Burns on May 29, 2014 which vest over a three-year period following the grant date.
(12)	Includes 4,826 restricted shares granted to Ms. Perrotty on September 12, 2014 which vest over a three-year period following the grant date.
(13)	Includes 2,134 restricted shares granted to Mr. Read on January 21, 2015 which vest over a three-year period following the grant date.
(14)	Includes 9,656 restricted shares granted to Mr. Radesca on March 31, 2015 which vest over a four-year period following the grant date and 13,501 OP Units issued to Mr. Radesca in connection with the conversion of the Listing Note on November 20, 2014. Mr. Radesca resigned from his role as chief financial officer of the Company effective as of April 21, 2014.
(15)	Mr. Seale resigned from his role as chief financial officer of the Company effective as of February 19, 2014.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Property Manager and Advisor are owned and controlled directly or indirectly by our Sponsor. Our Sponsor is controlled by William M. Kahane, our executive chairman, and Nicholas S. Schorsch, formerly our chief executive officer and chairman. The Dealer Manager, RCS Advisory, LLC (“RCS Advisory”) and ANST are subsidiaries of RCS Capital Corporation (“RCAP”), a public company listed on the NYSE that is also controlled by Messrs. Schorsch and Kahane. Edward M. Weil, Jr., formerly our treasurer and secretary, serves as a director and chief executive officer of RCAP.

Michael A. Happel, our chief executive officer and president, also is the chief executive officer and president of our Advisor and our Property Manager. Gregory W. Sullivan, our chief financial officer, chief operating officer, treasurer and secretary, is also the chief financial officer, chief operating officer, treasurer and secretary of our Advisor and our Property Manager.

Advisor

In connection with the listing of the Common Stock on the NYSE on April 15, 2014 and a related tender offer (the “Listing”), we entered into an amended and restated advisory agreement with our Advisor on April 15, 2014, pursuant to which our Advisor manages our day-to-day operations. Under the amended and restated advisory agreement, we have agreed to pay an asset management fee to our Advisor equal to 0.50% per annum of the cost of assets (as defined in the amended and restated advisory agreement) plus costs and expenses incurred by the Advisor or any affiliate of the Advisor in providing asset management services; provided that if the cost of assets exceeds $3.0 billion on the applicable determination date, then the asset management fee is equal to 0.50% per annum of the cost of assets up to $3.0 billion and 0.40% per annum of the cost of assets in excess of $3.0 billion. The asset management fee is payable in monthly installments on the first business day of each month.

Total asset management fees paid during the period from April 16, 2014 to December 31, 2014 were $8.4 million in cash.

In connection with our formation, the Advisor contributed $2,000 in exchange for 200 OP Units.

Under the advisory agreement in effect prior to April 15, 2014, the Company paid the Advisor an asset management fee equal to 0.75% per annum of the cost of assets, plus costs and expenses incurred by the Advisor in providing asset management services; reduced by any amounts payable to the Property Manager as an oversight fee (a 1.0% fee on gross revenues of any property managed by a third party property manager, which is no longer payable under the amended and restated advisory agreement), such that the aggregate of the asset management fee and the oversight fee would not exceed 0.75% per annum of the cost of the Company’s assets plus costs and expenses incurred by the Advisor in providing asset management services. Effective July 1, 2012, the Company began paying the asset management fee in the form of restricted performance-based Class B units in the Operating Partnership. During the period from January 1, 2014 to April 15, 2014 and the years ended December 31, 2013 and 2012, the Board of Directors approved the issuance of 733,928, 410,771 and 43,968 Class B units, respectively, to the Advisor in connection with this arrangement, for a total of 1,188,667 Class B units, all of which automatically converted on a one-for-one basis to OP Units upon the occurrence of the Listing. During the period from January 1, 2014 to April 15, 2014, the Company received approximately $0.1 million in distributions on these Class B Units, which, like distributions on OP Units, are paid at the same rate as stockholders receive on shares of Common Stock. Pursuant to the amended and restated advisory agreement, effective April 15, 2014, payment of asset management fees in the form of Class B units was terminated and the asset management fee became payable in the form determined at the discretion of the Advisor, in cash, OP Units, shares of Common Stock, or any combination thereof.

In connection with the Listing, the Advisor, as the holder of Class B units, had the right to make a capital contribution to the Operating Partnership in exchange for OP Units. Pursuant to a Contribution and Exchange Agreement entered into between the Advisor and the Operating Partnership, dated April 15, 2014, the Advisor contributed $750,000 in cash to the Operating Partnership in exchange for 83,333 OP Units in the Operating Partnership.

On November 21, 2014, 3,062,512 OP units were issued to an affiliate of the Advisor pursuant to the terms of the subordinated listing distribution (as described below), of which 63,871 OP Units were redeemed on December 29, 2014. As of December 31, 2014, the Advisor and its affiliates held 4,270,841 OP Units, in the aggregate.

We had agreed to reimburse our Advisor and its affiliates, including subsidiaries of RCAP, up to 1.5% of gross offering proceeds from our initial public offering, which closed on December 11, 2013, for organization and offering expenses, which included reimbursements to our Advisor and its affiliates for other organization and offering expenses up to 0.5% of the aggregate gross proceeds raised in our initial public offering for third-party due diligence fees included in detailed and itemized invoices. Third-party due diligence fees included fees for reviewing financial statements, offering documents, organizational documents, agreements and marketing materials, analysis of SEC and FINRA correspondence, and interviews with management.

We had agreed to pay to our Advisor or its assignees an acquisition fee of 1.0% of (A) the contract purchase price of each property acquired and (B) the amount advanced for a loan or other investment (including our pro rata share of debt attributable to such investment); provided, however, the obligation to pay these acquisition fees terminated on October 12, 2014, except for acquisition fees with respect to properties under contract, letter of intent or under negotiations as of October 12, 2014. We also reimbursed our Advisor for acquisition expenses actually incurred (including personnel costs) related to selecting, evaluating and acquiring assets on our behalf regardless of whether we actually acquire the related assets. Personnel costs associated with providing such services were determined based on the amount of time incurred by the respective employee of our Advisor and the corresponding payroll and payroll related costs incurred by our affiliate.

Until October 12, 2014, we had also agreed to pay a financing coordination fee to the Advisor and its affiliates for services provided in connection with the origination or refinancing of mortgages we obtain, the proceeds of which are used to acquire assets, or that are assumed directly or indirectly, in connection with the acquisition of assets, in an amount equal to 0.75% of the amount made available or outstanding under any such mortgage, including any assumed mortgage. The Advisor was permitted to reallow some of or all this financing coordination fee to reimburse third parties with whom it subcontracted to procure any such mortgage. We agreed to pay the Advisor the financing coordination fee with respect to services provided in connection with the origination or refinancing of mortgages we obtain, that were completed after October 12, 2014 and which were under negotiation, under contract or were the subject of a signed letter of intent (regardless of whether the letter was binding) on a date prior to October 12, 2014.

In no event was the total of all acquisition fees and acquisition expenses (including any financing coordination fee and any amounts reimbursed) payable with respect to a particular asset to exceed 4.5% of the contract purchase price of the asset.

We also reimburse the Advisor for reasonable salaries, bonuses and benefits of persons employed by the Advisor.

Total acquisition fees for all of 2014 were incurred in connection with our purchase of 245-249 West 17th Street in August 2014 and totaled $3.4 million. Total financing coordination fees for all of 2014 were incurred in connection with our line of credit amendment in April 2014 and totaled $2.4 million. For the year ended December 31, 2014, our Advisor and its affiliates, including subsidiaries of RCAP did not incur any offering costs reimbursable by us.

In addition, the parent of our Sponsor is party to a services agreement with RCS Advisory, pursuant to which RCS Advisory and its affiliates provide us and certain other companies sponsored by the parent of our Sponsor with services (including, without limitation, transaction management, compliance, due diligence, event coordination and marketing services among others) on a time and expenses incurred basis or at a flat rate based on services performed. The services covered by this agreement exclude any services provided in connection with a liquidation event or otherwise outside the ordinary course of business, which may be provided pursuant to a separate agreement and fee arrangement. The Company has entered into such agreements. See “— Fees Paid to RCAP in Connection with the Listing.” We are party to a transfer agency agreement with ANST pursuant to which ANST provides us with transfer agency services (including broker and shareholder servicing, transaction processing, year-end IRS reporting and other services), and supervisory services overseeing the transfer agency services performed by a third-party transfer agent.

The amounts incurred from RCS Advisory and ANST for services performed on behalf of the Company described in the preceding paragraph were $2.0 million during the year ended December 31, 2014. The nominal fees we expect to pay for proxy solicitation services provided by the Dealer Manager and ANST in connection with this Proxy Statement are not included in this amount.

The Dealer Manager, RCS Advisory and ANST are wholly owned subsidiaries of RCAP, a public company listed on the New York Stock Exchange which is under common control with the parent of our Sponsor.

In connection with a sale of one or more properties of the Company in which the Advisor provides a substantial amount of services, as determined by the independent directors, the Company will pay to the Advisor a property disposition fee up to the lesser of (i) 2.0% of the contract sales price; and (ii) 50% of the reasonable, customary, competitive real estate commission paid if a non-affiliate is also involved in the sale; provided, however, that in no event may the property disposition fee, when added to all other real estate commissions paid to non-affiliates of the Advisor in connection with such sale, exceed the lesser of 6.0% of the contract sales price and a reasonable, customary, competitive real estate commission. No such fees were paid during the period from January 1, 2014 to April 15, 2015.

Property Manager

Pursuant to an amended and restated management agreement with our Property Manager, we pay our Property Manager fees equal to: (i) for non-hotel properties, 4.0% of gross revenues from the properties managed plus market-based leasing commissions; (ii) for hotel properties, a fee based on a percentage of gross revenues at a market rate in light of the size, type and location of the hotel property plus a customary incentive fee based on performance. Notwithstanding the foregoing, in the case of both hotel and non-hotel properties, our Property Manager may be entitled to receive higher fees if our Property Manager demonstrates to the satisfaction of a majority of the directors (including a majority of the independent directors) that a higher competitive fee is justified for the services rendered. We also reimburse the Property Manager for property-level expenses that it pays or incurs on our behalf, including reasonable salaries, bonuses and benefits of persons employed by the Property Manager except for the salaries, bonuses and benefits of persons who also serve as one of our executive officers or as an executive officer of the Property Manager or its affiliates. Our Property Manager may subcontract the performance of its property management and leasing duties to third parties and pay all or a portion of its property management fee to the third parties with whom it contracts for these services. If we contract directly with third parties for such services we will pay them customary market fees and will pay our Property Manager an oversight fee equal to 1.0% of the gross revenues of the property managed. In no event do we pay our Property Manager or any affiliate both a property management fee and an oversight fee with respect to any particular property. Property management fees of $1.7 million were incurred for the year ended December 31, 2014; however, the Property Manager elected to waive (not defer) such property management fees, and the Property Manager will determine if a portion or all of such fees will be waived in subsequent periods on a quarter-to-quarter basis.

Dealer Manager

In connection with our initial public offering, which terminated on December 11, 2013, we entered into a dealer manager agreement with the Dealer Manager. During the course of our initial public offering, we paid the Dealer Manager a selling commission equal to 7.0% of the gross offering proceeds from the offering, except that no selling commissions were paid on shares sold under our distribution reinvestment plan. The Dealer Manager reallowed all of the selling commission to participating broker-dealers. The Dealer Manager waived the selling commission with respect to shares sold by an investment advisory representative. Additionally, we paid to our Dealer Manager a dealer manager fee equal to 3% of the gross offering proceeds sold through broker-dealers. The Dealer Manager had the option to reallow all or part of the dealer manager fee to participating broker-dealers. We did not pay a dealer manager fee for shares purchased through our distribution reinvestment plan. During the year ended December 31, 2014, the Company incurred approximately $8,000 to the Dealer Manager for commissions and dealer manager fees. Approximately $0.1 million was paid to participating broker-dealers and approximately $27,000 was reallowed to participating broker-dealers.

Subordinated Listing Distribution

Upon occurrence of the Listing, the New York Recovery Special Limited Partnership, LLC (the “SLP”) became entitled to begin receiving distributions of net sale proceeds pursuant to its special limited partner interest in the Operating Partnership (the “SLP Interest”) in an aggregate amount that was evidenced by the issuance of a note by the OP (the “Listing Note”). The SLP is controlled by the Sponsor. The Listing Note was equal to 15.0% of the amount, if any, by which (a) the average market value of the Company’s outstanding common stock for the period 180 days to 210 days after Listing, plus dividends paid by the Company prior to Listing, exceeded (b) the sum of the total amount of capital raised from stockholders during the Company’s prior offering and the amount of cash flow necessary to generate a 6.0% annual cumulative, non-compounded return to such stockholders. Concurrently with the Listing, the Company, as general partner of the Operating Partnership, caused the Operating Partnership to enter into the Listing Note Agreement dated April 15, 2014 by and between the OP and the SLP, and caused the OP to issue the Listing Note. The Listing Note was evidence of the SLP’s right to receive distributions of net sales proceeds from the sale of the Company’s real estate and real estate-related assets up to an aggregate amount equal to the principal balance of the Listing Note. Pursuant to the terms of the Operating Partnership Agreement, the SLP had the right, but not the obligation, to convert all or a portion of the SLP interest into OP Units which are convertible into shares of the Company’s common stock.

The Listing Note principal amount of $33.5 million was determined based, in part, on the actual average market value of the Company’s outstanding common stock for the period 180 days to 210 days after the Listing. On November 21, 2014, at the request of the SLP, the Listing Note was converted into 3,062,512 OP Units.

The Advisor had previously received OP Units as described under “— Advisor.” As of December 31, 2014, the Advisor and SLP held 4,270,841 OP Units, representing 2.6% of the aggregate OP ownership. Generally, holders of OP Units receive the same distributions per OP Unit as holders of shares of Common Stock receive per share of Common Stock. There were $0.5 million of dividends paid to OP Unit holders during the year ended December 31, 2014.

In connection with the conversion of the Listing Note, the Advisor distributed 588,614 OP Units to Mr. Happel, 92,751 OP Units to Mr. Sullivan, 298,355 OP Units to Mr. Kahane and 1,403,008 OP Units to Mr. Schorsch, in each case, in November 2014.

2014 Advisor Multi-Year Outperformance Agreement

We have entered into the OPP with the Operating Partnership and the Advisor. Under the OPP, the Advisor was issued 8,880,579 of LTIP Units in the Operating Partnership with a maximum award value equal to 5% of the Company’s market capitalization on April 15, 2014, the Effective Date, which was $1.6 billion, determined based on 177.6 million common share equivalents (which include OP Units, LTIP Units and Common Stock) outstanding and a price of $9.00 per share of Common Stock. The LTIP Units are structured as profits interest in the Operating Partnership.

See “Compensation and Other Information Concerning Officers, Directors and Certain Stockholders —  Share-Based Compensation — 2014 Advisor Multi-Year Outperformance Agreement.”

The Advisor will be eligible to earn a number of LTIP Units on the first, second and third anniversaries of the Effective Date based on the Company’s achievement of certain levels of Total Return, including both share price appreciation and Common Stock distributions, as measured against both an absolute hurdle and a peer group of companies. Subject to the Advisor’s continued service through each vesting date,  1/3 of any earned LTIP units will vest on each of the third, fourth and fifth anniversaries of the Effective Date. Until such time as the LTIP Units are fully earned in accordance with the provisions of the OPP, the LTIP Units are entitled to distributions equal to 10% of the distributions made on OP Units. The Company paid $0.3 million in dividends related to LTIP Units during the year ended December 31, 2014. After the LTIP Units are fully earned, they are entitled to a catch-up distribution and then the same distributions as the OP Units. At the time the Advisor’s capital account with respect to the LTIP Units is economically equivalent to the average capital account balance of the OP Units and has been earned and has been vested for 30 days, the applicable LTIP Units will automatically convert into OP Units on a one-to-one basis.

Fees Paid to RCAP in Connection with the Listing

In March 2013, the Company entered into an agreement with the Dealer Manager to provide strategic advisory services and investment banking services required in the ordinary course of the Company’s business, such as performing financial analysis, evaluating publicly traded comparable companies and assisting in developing a portfolio composition strategy, a capitalization structure to optimize future liquidity options and structuring operations. During 2013, the Company incurred $0.9 million of expenses pursuant to this agreement, and the Company does not owe the Dealer Manager any more fees pursuant to this agreement.

In December 2013, the Company entered into a transaction management agreement with RCS Advisory to provide strategic alternatives transaction management services through the occurrence of a liquidity event and a-la-carte services thereafter. The Company agreed to pay $3.0 million pursuant to this agreement. During 2014 and 2013, the Company incurred $1.5 million of expenses pursuant to this agreement, including amounts for services provided in preparation for the Listing, and the Company does not owe any more fees pursuant to this agreement.

In December 2013, the Company entered into an information agent and advisory services agreement with the Dealer Manager and ANST, to provide advisory services, educational services to external and internal wholesalers, communication support as well as proxy, tender offer or redemption and solicitation services in connection with a liquidity event. The Company agreed to pay $1.9 million pursuant to this agreement. During 2014 and 2013, the Company incurred $1.3 million and $0.6 million, respectively, of expenses pursuant to this agreement, and the Company does not owe any more fees pursuant to this agreement.

In December 2013, the Company entered into an agreement with the investment banking and capital markets division of the Dealer Manager for strategic and financial advice and assistance in connection with (i) a possible sale transaction involving the Company, (ii) the possible listing of the Company’s securities on a national securities exchange, and (iii) a possible acquisition transaction involving the Company. The Dealer Manager was entitled to a transaction fee equal to 0.25% of the transaction value in connection with the possible sale transaction, listing or acquisition. In April 2014, in connection with the Listing, the Company incurred and paid $6.9 million in connection with this agreement, and the Company does not owe the Dealer Manager any more fees pursuant to this agreement.

During the year ended December 31, 2014, the Company incurred $0.6 million of expenses with affiliated entities relating to general legal, marketing and sales services provided in connection with the Listing. These expenses are included in acquisition and transaction related costs in the consolidated statement of operations and comprehensive income (loss). During the year ended December 31, 2014, the Company also incurred approximately $9,000 of expenses with affiliated entities relating to general legal services provided in connection with the Tender Offer. These expenses are included in additional paid-in capital on the accompanying consolidated balance sheets. As of December 31, 2014, there were no amounts payable to affiliated entities in accounts payable and accrued expenses on the accompanying balance sheets relating to Listing and Tender Offer expenses.

Strategic Advisory Agreement with Dealer Manager

In October 2014, the Company engaged the investment banking and capital markets division of the Dealer Manager as financial advisors to assist the Board in evaluating strategic options to enhance long-term shareholder value. Pursuant to the agreement, the Company will pay to the Dealer Manager a transaction fee upon the consummation of a transaction equal to 0.25% of the transaction value. No fees have been incurred in connection with this arrangement.

Indemnification Agreement

We have entered into an indemnification agreement with each of our directors and executive officers, and certain former directors and executive officers, providing for indemnification of such directors and executive officers consistent with the provisions of our charter. No amounts have been paid by us to these individuals pursuant to the indemnification agreement through April 29, 2015.

Affiliated Mutual Fund

As of December 31, 2014, the Company had $3.4 million invested in a real estate income fund managed by an affiliate of the Sponsor. There is no obligation to purchase any additional shares and the shares can be sold at any time.

Viceroy Hotel

As of December 31, 2014 and 2013, the Company had receivables from related parties of approximately $23,000 and $10,000, respectively, related to room rentals at the Viceroy Hotel. For the year ended December 31, 2014 and for the period from November 18, 2013, the date on which the Company acquired the Viceroy Hotel, to December 31, 2013, the Company had revenues from related parties of $0.3 million and approximately $39,000, respectively, related to room rentals at the Viceroy Hotel.

Investment Allocation Agreement

We have entered into an investment opportunity allocation agreement (the “Allocation Agreement”), with American Realty Capital New York City REIT, Inc. (“ARC NYCR”), an entity indirectly sponsored by the parent of our sponsor which has investment objectives similar to ours and is currently in the process of raising capital to make investments and making investments. We expect that American Realty Capital New York City REIT II, Inc. (“ARC NYCR II” and, together with ARC NYCR, the “New York REITs”), an entity indirectly sponsored by the parent of our sponsor which has investment objectives similar to ours, will also enter into the Allocation Agreement. Pursuant to the Allocation Agreement, if our Advisor or the advisor of the New York REITs determines that one or more proposed New York City property acquisitions is appropriate for the REIT it advises, and assuming each of the Company and the New York REITs has sufficient capital to support such proposed New York City property acquisition, such proposed New York City property acquisition will be presented to our board of directors and the board of directors of the New York REITs for a vote on whether to pursue such proposed New York City property acquisition. If the boards of directors of the Company and the New York REITs approve pursuit of such proposed New York City property acquisition, then the acquisitions of such properties will be subject to rotation among the Company and the New York REITs , depending on whether the Company and the New York REITs have sufficient capital to acquire all or some of the proposed New York City property acquisitions and which of the Company and the New York REITs most recently made a property acquisition.

Affiliated Transaction Best Practices Policy

In March 2011, the Dealer Manager adopted best practices guidelines related to affiliated transactions applicable to all the issuers whose securities are sold on its platform (which includes the Company) that requires that each such issuer adopt guidelines that, except under limited circumstances, (i) restrict such issuer from entering into co-investment or other business transactions with another investment program sponsored by the American Realty Capital group of companies and (ii) restrict sponsors of investment programs from entering into co-investment or other business transactions with their sponsored issuers.

Accordingly, on March 17, 2011, all of the members of the Board voted to approve the Company’s affiliated transaction best practices policy incorporating the Dealer Manager’s best practices guidelines, pursuant to which we may not enter into any co-investments or any other business transaction with, or provide funding or make loans to, directly or indirectly, any investment program or other entity sponsored by the American Realty Capital group of companies or otherwise controlled or sponsored, or in which ownership (other than certain minority interests) is held, directly or indirectly, by Nicholas Schorsch and/or William Kahane, that is a non-traded REIT or private investment vehicle in which ownership interests are offered through securities broker-dealers in a public or private offering, except that we may enter into a joint investment with a Delaware statutory trust (a “DST”) or a group of unaffiliated tenant in common owners (“TICs”) in connection with a private retail securities offering by a DST or to TICs, provided that such investments are in the form of pari passu equity investments, are fully and promptly disclosed to the stockholders of the Company and will be fully documented among the parties with all the rights, duties and obligations assumed by the parties as are normally attendant to such an equity investment, and that the Company retains a controlling interest in the underlying investment, the transaction is approved by the independent directors of the Board after due and documented deliberation, including deliberation of any conflicts of interest, and such co-investment is deemed fair, both financially and otherwise. In the case of such co-investment, the Advisor will be permitted to charge fees at no more than the rate corresponding to the Company’s percentage co-investment and consistent with the fees ordinarily attendant to such transaction. At any one time, our investment in such co-investments will not exceed 10% of the value of our portfolio.

Certain Conflict Resolution Procedures

Every transaction that we enter into with our Advisor or its affiliates will be subject to an inherent conflict of interest. Our Board of Directors may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate or in invoking powers, rights or options pursuant to any agreement between us and our Advisor or any of its affiliates. We have also entered into the Allocation Agreement with ARC NYCR. See “— Investment Allocation Agreement.”

In order to reduce or eliminate certain potential conflicts of interest, our advisory agreement provides for the following exclusions:

•	If the Company or the Operating Partnership proposes to enter into any transaction in which the Advisor or any of its affiliates has a direct or indirect interest, then such transaction shall be approved by a majority of the Board (including a majority of the independent directors) not otherwise interested in such transaction as fair and reasonable to the Company and on terms and conditions not less favorable to the Company than those available from unaffiliated third parties.
•	Neither the Company nor the Operating Partnership may make loans to the Advisor or any Affiliate thereof except for loans to wholly owned subsidiaries of the Company. Neither the Advisor nor any of its affiliates shall make loans to the Company or the Operating Partnership, or to joint ventures involving the Company or the Operating Partnership, unless approved by a majority of the directors (including a majority of the independent directors) not otherwise interested in such transaction as fair, competitive, and commercially reasonable, and no less favorable to the Company or Operating Partnership, as applicable, than comparable loans between unaffiliated parties.
•	The Company and the Operating Partnership may enter into joint ventures involving the Company or the Operating Partnership with the Advisor or its affiliates, provided that (a) a majority of directors (including a majority of independent directors) not otherwise interested in the transaction approves the transaction as being fair and reasonable to the Company or Operating Partnership, as applicable, and (b) the investment by the Company or Operating Partnership, as applicable, is on substantially the same terms as those received by other joint venturers.
•	If the Board elects to internalize any management services provided by the Advisor, neither the Company nor the Operating Partnership shall pay any compensation or other remuneration to the Advisor or its affiliates in connection with such internalization of management services.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors has furnished the following report on its activities during the year ended December 31, 2014. The report is not deemed to be “soliciting material” or “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing under the Securities Act of 1933, as amended, or the Exchange Act except to the extent that the Company specifically incorporates it by reference into any such filing.

To the Directors of New York REIT, Inc.:

We have reviewed and discussed with management New York REIT, Inc.’s audited financial statements as of and for the year ended December 31, 2014.

We have discussed with the independent public registered public accounting firms the matters required to be discussed by the independent public registered public accounting firms with the Audit Committee under the rules adopted by the Public Company Accounting Oversight Board.

We have received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and have discussed with the independent accountant the independent accountant’s independence.

Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in New York REIT, Inc.’s 2014 Annual Report for the year ended December 31, 2014.

Audit Committee
P. Sue Perrotty (Chair)
Robert H. Burns
Randolph C. Read

PROPOSAL NO. 2 —
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

Grant Thornton LLP (“Grant Thornton”), an independent registered public accounting firm, audited our consolidated financial statements from November 12, 2009 through the year ended December 31, 2013. On January 22, 2015, Grant Thornton resigned as our independent registered public accounting firm. Grant Thornton’s audit reports on the Company’s consolidated financial statements for the fiscal years ended December 31, 2012 and 2013 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s two most recent fiscal years and the subsequent interim period from January 1, 2015 through January 22, 2015, (i) there were no disagreements between the Company and Grant Thornton on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Grant Thornton, would have caused Grant Thornton to make reference to the subject matter of the disagreement in its report on the Company’s consolidated financial statements, and (ii) there were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

On February 2, 2015, the Company engaged KPMG as our independent registered public accounting firm to audit our consolidated financial statements for the year ended December 31, 2014. KPMG reports directly to our audit committee. The Company’s audit committee participated in and approved the decision to appoint KPMG. During the Company’s two most recent fiscal years and the subsequent interim period from January 1, 2015 through February 2, 2015, neither the Company nor anyone acting on behalf of the Company, consulted KPMG regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that KPMG concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K and the related instructions thereto) or a reportable event (as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K).

Although ratification by stockholders is not required by law or by our Bylaws, the audit committee believes that submission of its selection to stockholders is a matter of good corporate governance. Even if the appointment is ratified, the audit committee, in its discretion, may select a different independent registered public accounting firm at any time if the audit committee believes that such a change would be in the best interests the Company and its stockholders. If our stockholders do not ratify the appointment of KPMG, the audit committee will take that fact into consideration, together with such other factors it deems relevant, in determining its next selection of independent public registered public accounting firms.

A representative of KPMG will attend the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

Fees

Fees for professional services rendered by Grant Thornton LLP for the year ended December 31, 2013 were $242,100. No fees for professional services rendered by KPMG were incurred during the year ended December 31. 2014 because we did not engage KPMG until February 2015.

Audit Fees

Grant Thornton’s audit fees billed were $208,460 in connection with the audit of the year ended December 31, 2013. KPMG has billed audit fees $2,025,000 to date in connection with the audit of the year ended December 31, 2014.

Audit Related Fees

Audit related fees billed by Grant Thornton for the year ended December 31, 2013 were $33,640. There were no audit related fees billed by KPMG for the year ended December 31, 2014.

Tax Fees

There were no tax fees billed by KPMG or Grant Thornton for the years ended December 31, 2014 and 2013, respectively.

All Other Fees

There were no other fees billed by KPMG or Grant Thornton for the years ended December 31, 2014 and December 31, 2013, respectively.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDER VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG AS THE COMPANY’S INDEPENDENT PUBLIC REGISTERED PUBLIC ACCOUNTING FIRM.

PRE-APPROVAL POLICIES AND PROCEDURES

In considering the nature of the services provided by the independent public registered public accounting firm, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with the independent public registered public accounting firm and the Company’s management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the related requirements of the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants. All services rendered by Grant Thornton and KPMG were pre-approved by the Audit Committee.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers and directors and persons who beneficially own more than 10% of the Common Stock of the Company to file initial reports of ownership of such securities and reports of changes in ownership of such securities with the SEC. Such officers, directors and 10% stockholders of the Company are also required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on the Company’s review of the copies of such forms received by it with respect to the year ended December 31, 2014, all reports were filed on a timely basis, with the exceptions noted below

Each of Messrs. Bowman, Stanley, Burns, Happel, Schorsch, Sullivan and Kahane filed one late report, each in connection with one transaction. These late reports relate to compensation for board services, in the case of Messrs. Bowman, Stanley and Burns, and grants of OP Units in connection with the conversion of the Listing Note, in the case of Messrs. Happel, Schorsch, Sullivan and Kahane.

CODE OF ETHICS AND CORPORATE GOVERNANCE GUIDELINES

The Board of Directors adopted a Code of Ethics effective as of September 2, 2010, reaffirmed on April 18, 2011 and amended and restated on March 31, 2014 (the “Code of Ethics”), which is applicable to the directors, officers and employees of the Company and its subsidiaries and affiliates. The Code of Ethics covers topics including, but not limited to, conflicts of interest, confidentiality of information, full and fair disclosure, reporting of violations and compliance with laws and regulations. The Board of Directors has also adopted Corporate Governance Guidelines to assist the Board in the exercise of its responsibilities and to serve the interests of the Company and its stockholders.

The Code of Ethics and the Corporate Governance Guidelines are available on the Company’s website at www.nyrt.com by clicking on “Investor Relations — Corporate Information — Governance Documents.” You may also obtain a copy of the Code of Ethics by writing to our secretary at: New York REIT, Inc., 405 Park Avenue, 14th Floor, New York, New York 10022, Attention: Gregory W. Sullivan, Chief Financial Officer, Chief Operating Officer, Treasurer and Secretary. A waiver of the Code of Ethics may be made only by the Board of Directors or the appropriate committee of the Board of Directors and will be promptly disclosed to the extent required by law.

OTHER MATTERS PRESENTED FOR ACTION AT THE 2015 ANNUAL MEETING

Our Board of Directors does not intend to present for consideration at the Annual Meeting any matter other than those specifically set forth in the Notice of Annual Meeting of Stockholders. If any other matter is properly presented for consideration at the meeting, the persons named in the proxy will vote thereon pursuant to the discretionary authority conferred by the proxy.

STOCKHOLDER PROPOSALS FOR THE 2016 ANNUAL MEETING

Stockholder Proposals in the Proxy Statement

Rule 14a-8 under the Exchange Act addresses when a company must include a stockholder’s proposal in its proxy statement and identify the proposal in its form of proxy when the Company holds an annual or special meeting of stockholders. Under Rule 14a-8, in order for a stockholder proposal to be considered for inclusion in the proxy statement and proxy card relating to our 2016 annual meeting of stockholders, the proposal must be received at our principal executive offices no later than January 1, 2016. Any proposal received after the applicable time in the previous sentence will be considered untimely.

Stockholder Proposals and Nominations for Directors to Be Presented at Meetings

For any proposal that is not submitted for inclusion in our proxy material for the 2016 annual meeting of stockholders but is instead sought to be presented directly at that meeting, Rule 14a-4(c) under the Exchange Act permits our management to exercise discretionary voting authority under proxies it solicits unless we receive timely notice of the proposal in accordance with the procedures set forth in our Bylaws. Under our Bylaws, for a stockholder proposal to be properly submitted for presentation at our 2016 annual meeting of stockholders, our secretary must receive written notice of the proposal at our principal executive offices during the period beginning on December 2, 2015 and ending at 5:00 p.m., Eastern Time, on January 1, 2016. Any proposal received after the applicable time in the previous sentence will be considered untimely. Additionally, a stockholder proposal must contain information specified in our Bylaws.

All proposals should be sent via registered, certified or express mail to our secretary at our principal executive offices at: New York REIT, Inc., 405 Park Avenue, 14th Floor, New York, NY 10022, Attention: Gregory W. Sullivan (telephone: (212) 415-6500).

By Order of the Board of Directors,

/s/ Gregory W. Sullivan
Gregory W. Sullivan
Chief Financial Officer, Chief Operating Officer,
Treasurer and Secretary

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

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ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

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VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 0000000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees

01 William M. Kahane 02 P. Sue Perrotty 03 Robert H. Burns 04 Randolph C. Read

02 0000000000

The Board of Directors recommends you vote FOR the following proposal:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Investor Address Line 1
Investor Address Line 2
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Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000248818_1 R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com .

NEW YORK REIT, INC.
Annual Meeting of Shareholders
June 22, 2015 8:30 AM
This proxy is solicited by the Board of Directors

The undersigned stockholder of New York REIT, Inc. (the "Company"), hereby appoint(s) Michael A. Happel and Jason Emala, and each of them, as proxies for the undersigned with full power of substitution in each of them, to attend the Annual Meeting of stockholders of the Company to be held at The Core Club, located at 66 E. 55th Street, New York, New York 10022 on June 22, 2015 , commencing at 8:30 a.m., local time, and any and all postponements and adjournments thereof, to cast, on behalf of the undersigned, all votes that the undersigned is entitled to cast, and otherwise to represent the undersigned, at such Annual Meeting and all postponements and adjournments thereof, with all power possessed by the undersigned as if personally present and to vote in his or her discretion on such matters as may properly come before the Annual Meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and of the accompanying proxy statement, which is hereby incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

When this proxy is properly executed, the votes entitled to be cast by the undersigned stockholder will be cast in the manner directed on the reverse side. If no direction is made, the votes entitled to be cast by the undersigned stockholder will be cast "FOR" the Proposal 1 and 2. At the present time, the Board of Directors knows of no other matters to be presented at the Annual Meeting.

Continued and to be signed on reverse side

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